                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-88762

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED AUGUST 15, 2002)
                             6,000,000 EQUITY UNITS
              (INITIALLY CONSISTING OF 6,000,000 CORPORATE UNITS)

                              [THE HARTFORD LOGO]

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                                6% EQUITY UNITS
                               ------------------

    Each Equity Unit will have a stated amount of $50 and will consist of a purchase contract issued by us and, initially, $50 principal amount of our senior notes due November 16, 2008, which we refer to as a Corporate Unit.

    - The purchase contract will obligate you to purchase from us, no later than November 16, 2006, for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

       - if the average closing price of our common stock over the 20-trading day period ending on the third trading day prior to November 16, 2006 equals or exceeds $57.6450, 0.8674 shares of our common stock;

       - if the average closing price of our common stock over the same period is less than $57.6450 but greater than $47.2500, a number of shares of our common stock having a value, based on the 20-trading day average closing price, equal to $50; and

       - if the average closing price of our common stock over the same period is less than or equal to $47.2500, 1.0582 shares of our common stock.

    - We will also pay you quarterly contract adjustment payments at a rate of 1.9% per year of the stated amount of $50 per Equity Unit, or $0.95 per year, as described in this prospectus supplement.

    - The senior notes will initially bear interest at a rate of 4.1% per year, payable quarterly. The senior notes will be remarketed as described in this prospectus supplement. Following a successful remarketing, the interest rate on the senior notes will be reset.

    - If there is a successful remarketing prior to the third business day immediately preceding November 16, 2006, or if a special event redemption described in this prospectus supplement occurs prior to November 16, 2006, the senior notes comprising a part of the Corporate Units will be replaced by the Treasury portfolio described in this prospectus supplement.

    - You can create Treasury Units from Corporate Units by substituting Treasury securities for the senior notes or your applicable ownership interest in the Treasury portfolio comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting senior notes or your applicable ownership interest in the Treasury portfolio for the Treasury securities comprising a part of the Treasury Units.

    - The senior notes or, if substituted for the senior notes, the Treasury securities or your applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.
                               ------------------

    Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 6,350,000 shares of our common stock (or 7,302,500 shares, if the underwriters exercise in full their over-allotment option). Neither offering is contingent upon the other.

    The Corporate Units have been approved for listing on the New York Stock Exchange under the symbol "HIG PrA", subject to official notice of issuance. Our common stock is traded on the New York Stock Exchange under the symbol "HIG." On September 9, 2002, the reported last sale price of our common stock on the New York Stock Exchange was $47.49 per share.
                               ------------------

     INVESTING IN THE EQUITY UNITS INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-14 OF THIS PROSPECTUS SUPPLEMENT.
                               ------------------

                                                                   PER
                                                              CORPORATE UNIT       TOTAL
                                                              --------------    ------------
Public offering price.......................................      $50.00        $300,000,000
Underwriting discounts and commissions......................      $ 1.60        $  9,600,000
Proceeds, before expenses, to The Hartford..................      $48.40        $290,400,000

                               ------------------

    The underwriters may also purchase up to an additional 600,000 Corporate Units at the public offering price less the underwriting discounts and commissions until 30 days after the date of this prospectus supplement in order to cover over-allotments, if any.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The Corporate Units will be ready for delivery on or about September 13,
2002.
                               ------------------

                          Joint Book-running Managers
BANC OF AMERICA SECURITIES LLC        MORGAN STANLEY        SALOMON SMITH BARNEY
                               ------------------

A.G. EDWARDS & SONS, INC.
                  EDWARD D. JONES & CO., L.P.
                                       GOLDMAN, SACHS & CO.
                                                   MERRILL LYNCH & CO.
                                                                     UBS WARBURG
                               ------------------

          The date of this prospectus supplement is September 9, 2002

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

About This Prospectus Supplement............................   S-1
Forward-Looking Statements..................................   S-1
Prospectus Supplement Summary...............................   S-2
Risk Factors................................................  S-14
Use of Proceeds.............................................  S-18
Common Stock Price Range and Dividends......................  S-18
Capitalization..............................................  S-19
Ratio of Earnings to Fixed Charges..........................  S-20
Selected Financial Information..............................  S-21
Accounting Treatment........................................  S-23
Description of the Equity Units.............................  S-24
Description of the Purchase Contracts.......................  S-28
Certain Provisions of the Purchase Contracts, the Purchase
  Contract Agreement and the Pledge Agreement...............  S-40
Description of the Senior Notes.............................  S-44
United States Federal Income Tax Consequences...............  S-48
ERISA Considerations........................................  S-54
Underwriting................................................  S-55
Validity of the Equity Units................................  S-57
Experts.....................................................  S-57
Special Note Regarding Our Former Auditors..................  S-57

                            PROSPECTUS
About This Prospectus.......................................    ii
The Hartford Financial Services Group, Inc..................     1
The Hartford Capital Trusts.................................     2
Use of Proceeds.............................................     4
Ratio of Earnings to Fixed Charges..........................     4
Description of the Debt Securities..........................     5
Description of Junior Subordinated Debentures...............    17
Description of Capital Stock of The Hartford Financial
  Services Group, Inc.......................................    29
Description of Warrants.....................................    38
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................    39
Description of Preferred Securities.........................    40
Description of Guarantee....................................    52
Description of Corresponding Junior Subordinated
  Debentures................................................    54
Relationship Among The Preferred Securities, the
  Corresponding Junior Subordinated Debentures and the
  Guarantees................................................    57
Plan of Distribution........................................    59
Legal Opinions..............................................    60
Experts.....................................................    60
Where You Can Find More Information.........................    60
Incorporation by Reference..................................    60

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE ACCURATE ONLY AS OF THEIR RESPECTIVE DATES.

     WE ARE OFFERING TO SELL, AND ARE SEEKING OFFERS TO BUY, THE EQUITY UNITS ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE OFFERING OF THE EQUITY UNITS IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW. PERSONS OUTSIDE THE UNITED STATES WHO COME INTO POSSESSION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MUST INFORM THEMSELVES ABOUT AND OBSERVE ANY RESTRICTIONS RELATING TO THE OFFERING OF THE EQUITY UNITS AND THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OUTSIDE THE UNITED STATES. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE, AND MAY NOT BE USED IN CONNECTION WITH, AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Equity Units offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

     If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement.

     Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "The Hartford," "we," "us" and "our" or similar terms are to The Hartford Financial Services Group, Inc. and its subsidiaries.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus supplement and the accompanying prospectus, other than statements of historical fact, are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors. These factors include:

     - the uncertain nature of damage theories and loss amounts and the development of additional facts related to the September 11, 2001 terrorist attack;

     - the response of reinsurance companies under reinsurance contracts, the impact of increasing reinsurance rates, and the adequacy of reinsurance to protect us against losses;

     - the possibility of more unfavorable loss experience than anticipated;

     - the possibility of general economic and business conditions that are less favorable than anticipated;

     - the incidence and severity of catastrophes, both natural and man-made;

     - the effect of changes in interest rates, the stock markets or other financial markets;

     - stronger than anticipated competitive activity;

     - unfavorable legislative, regulatory or judicial developments;

     - the difficulty in predicting our potential exposure for environmental and asbestos claims and related litigation;

     - our ability to distribute our products through distribution channels, both current and future;

     - the uncertain effects of emerging claim and coverage issues;

     - the effect of assessments and other surcharges for guaranty funds and second-injury funds and other mandatory pooling arrangements;

     - a downgrade in our claims-paying, financial strength or credit ratings;

     - the ability of our subsidiaries to pay dividends to us; and

     - other factors described in such forward-looking statements.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement carefully, including the section entitled "Risk Factors" and our financial statements and the notes thereto before making an investment decision. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters' over-allotment option.

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     We are a diversified insurance and financial services holding company. We are among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries. Our companies write insurance and reinsurance in the United States and internationally. At June 30, 2002, our total assets were $179.6 billion and our total stockholders' equity was $9.7 billion.

     We were formed in December 1985 as a wholly-owned subsidiary of ITT Corporation. On December 19, 1995, all our outstanding shares were distributed to ITT Corporation's stockholders and we became an independent company. On May 2, 1997, we changed our name from ITT Hartford Group, Inc. to our current name, The Hartford Financial Services Group, Inc.

     As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on the dividends from our insurance company subsidiaries, which are primarily domiciled in Connecticut, as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock, including preferred stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. Under these laws, the insurance subsidiaries may only make their dividend payments out of earned surplus. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

     - 10% of the insurer's policyholder surplus as of December 31 of the preceding year, and

     - net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

     The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Our insurance subsidiaries are permitted to pay us up to a maximum of approximately $577 million in dividends in 2002 without prior approval.

     Our rights to participate in any distribution of assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of June 30, 2002, claims by policyholders for benefits payable amounting to $46.4 billion, claims by separate account holders of $110.2 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $13.4 billion.

     Our principal executive offices are located at Hartford Plaza, Hartford, Connecticut 06115, and our telephone number is (860) 547-5000.

                                  THE OFFERING

WHAT ARE EQUITY UNITS?

     Equity Units may be either Corporate Units or Treasury Units as described below. The Equity Units offered will initially consist of 6,000,000 Corporate Units (or 6,600,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. You can create Treasury Units from the Corporate Units in the manner described below under "How can I create Treasury Units from Corporate Units?"

WHAT ARE THE COMPONENTS OF A CORPORATE UNIT?

     Each Corporate Unit consists of a purchase contract and, initially, $50 principal amount of our senior notes due November 16, 2008. The senior note that is a component of a Corporate Unit is owned by you, but it will be pledged to us to secure your obligation under the related purchase contract. If the senior notes are successfully remarketed prior to the third business day preceding November 16, 2006, or if a special event redemption occurs prior to November 16, 2006, in each case as described in this prospectus supplement, the senior notes comprising part of the Corporate Units will be replaced by the Treasury portfolio described below, under "What is the Treasury Portfolio?," and your applicable ownership interest in the Treasury portfolio will then be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

WHAT IS A PURCHASE CONTRACT?

     Each purchase contract underlying an Equity Unit obligates the holder of the purchase contract to purchase, and obligates us to sell, on November 16, 2006, which we refer to as the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances set forth in "Description of the Purchase
Contracts -- Anti-Dilution Adjustments," as follows:

     - if the applicable market value of our common stock is equal to or greater than $57.6450, which we refer to as the threshold appreciation price, the settlement rate will be 0.8674 shares of our common stock;

     - if the applicable market value of our common stock is less than the threshold appreciation price but greater than $47.2500, which we refer to as the reference price, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value; and

     - if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be 1.0582 shares of our common stock.

     "Applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date. The reference price represents approximately a 0.5% discount to the reported last sale price of our common stock on the New York Stock Exchange on September 9, 2002. The threshold appreciation price represents a 22% appreciation over the reference price.

CAN I SETTLE THE PURCHASE CONTRACT EARLY?

     You can settle a purchase contract at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date by paying $50 cash, in which case 0.8674 shares of our common stock will be issued to you pursuant to the purchase contract. In addition, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, you will have the right to accelerate and settle the purchase contract early at the settlement rate in effect immediately prior to the closing of that merger.

     Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required by U.S. federal securities laws, we will use commercially reasonable efforts to have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled.

WHAT ARE TREASURY UNITS?

     Treasury Units are units created from Corporate Units and consist of a purchase contract and a 5% undivided beneficial interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on November 15, 2006 (CUSIP No. 912820GQ4), which we refer to as a Treasury security. The interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

HOW CAN I CREATE TREASURY UNITS FROM CORPORATE UNITS?

     Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related senior notes held by the collateral agent, Treasury securities in a total principal amount at maturity equal to the aggregate principal amount of the senior notes for which substitution is being made. Because Treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interest in the Treasury portfolio as a component of the Corporate Unit, but holders of Corporate Units can only make this substitution in integral multiples of 80,000 Corporate Units. Each of these substitutions will create Treasury Units, and the applicable senior notes or applicable ownership interest in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units.

HOW CAN I RECREATE CORPORATE UNITS FROM TREASURY UNITS?

     Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Treasury Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent, senior notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interest in the Treasury portfolio for the Treasury securities as a component of the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of 80,000 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

WHAT PAYMENTS AM I ENTITLED TO AS A HOLDER OF CORPORATE UNITS?

     Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of interest payments calculated at the rate of 4.1% per year on senior notes (or distributions on the applicable ownership interest in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio), and contract adjustment payments payable by us at the rate of 1.9% per year on the stated amount of $50 per Corporate Unit until the earlier of the purchase contract settlement date and the most recent quarterly payment date on or before any early settlement of the related purchase contracts.

WHAT PAYMENTS WILL I BE ENTITLED TO IF I CONVERT MY CORPORATE UNITS TO TREASURY UNITS?

     Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 1.9% per year on the stated amount of $50 per Treasury Unit. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when they created the Treasury Units as long as they continue to hold the senior notes.

DO WE HAVE THE OPTION TO DEFER CURRENT PAYMENTS?

     No, we do not have the right to defer the payment of contract adjustment payments in respect of the Equity Units or the payment of interest on the senior notes.

WHAT ARE THE PAYMENT DATES FOR THE EQUITY UNITS?

     The payments described above in respect of the Equity Units will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 2002.

WHAT IS REMARKETING?

     Except as described below, the senior notes held by Corporate Unit holders as part of a Corporate Unit will be remarketed on the third business day immediately preceding August 16, 2006 (the date three months prior to the purchase contract settlement date), which we refer to as the initial remarketing date. The remarketing agent will use its reasonable efforts to obtain a price for the remarketed senior notes equal to approximately 100.50% of the purchase price for the Treasury portfolio. To obtain that price, the remarketing agent may reset the interest rate on the senior notes, as described below.

     If the remarketing of the senior notes on the initial remarketing date fails or does not occur because a condition precedent, such as the registration requirement described below, is not satisfied, the senior notes will continue to be a component of Corporate Units and the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding September 16, 2006, which we call the second remarketing date, and on the third business day immediately preceding October 16, 2006, which we call the third remarketing date, in each case at a price of approximately 100.50% of the purchase price of the Treasury portfolio.

     Following a successful remarketing of the senior notes on any of these remarketing dates, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio. The Corporate Unit holder's applicable ownership interest in the Treasury portfolio will be substituted for the senior notes as a component of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holder's obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the senior notes will automatically be applied to satisfy the Corporate Unit holder's obligation to purchase common stock under the purchase contracts and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been due on the senior notes on November 16, 2006 will be paid to the holders of the Corporate Units.

     The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the Treasury portfolio purchase price from any proceeds from the remarketing of the senior notes in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders.

     If a successful remarketing of the senior notes has not occurred on or prior to the third remarketing date, the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding the purchase contract settlement date, which we refer to as the final remarketing date, at a price of approximately 100.50% of the principal amount of the senior notes remarketed.

     If the remarketing of the senior notes on the final remarketing date is successful, a portion of the proceeds from this remarketing equal to the aggregate principal amount of the senior notes sold in the remarketing that comprised part of the Corporate Units will automatically be applied to satisfy in full each Corporate Unit holder's obligations to purchase common stock under the related purchase contracts on the purchase contract settlement date. The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed senior notes from proceeds from the remarketing in excess of the aggregate principal amount of the senior notes remarketed. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders.

     Remarketing on any remarketing date will be considered successful and no further attempts will be made if the resulting proceeds (net of any fees and commissions, if any) are at least 100% of the Treasury portfolio purchase price in the case of a remarketing prior to the final remarketing date or the aggregate principal amount of the senior notes in the case of the final remarketing date.

WHAT HAPPENS IF THE SENIOR NOTES ARE NOT SUCCESSFULLY REMARKETED?

     If a successful remarketing of the senior notes underlying your Corporate Units has not occurred on or prior to the final remarketing date, we will deliver our common stock to you pursuant to the purchase contracts and, unless you have delivered the purchase price in cash to us before the final remarketing date, we will exercise our rights as a secured party with respect to the senior notes that have been pledged to us through the collateral agent to secure your obligation under the related purchase contracts, and your obligation under those purchase contracts will be deemed to be satisfied in full. In addition, holders of senior notes that remain outstanding will have the right to put their senior notes to us for $50 per senior note, plus accrued and unpaid interest, on December 31, 2006, which we call the exercise date, by notifying the indenture trustee on or prior to the fifth business day before the exercise date.

DO I HAVE TO PARTICIPATE IN THE REMARKETING?

     You may elect not to participate in any remarketing and to retain the senior notes underlying your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day prior to any of the remarketing dates or (2) if the first three remarketing attempts have failed, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the fifth business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the fourth business day before the purchase contract settlement date. Following a successful remarketing prior to the third business day immediately preceding the purchase contract settlement date, holders of Treasury Units can recreate a Corporate Unit, at any time prior to the second business day immediately preceding the purchase contract settlement date, as described under "How can I recreate Corporate Units from Treasury Units?"

WHAT IS THE TREASURY PORTFOLIO?

     If there is a successful remarketing prior to the third business day preceding the purchase contract settlement date or if a special event redemption described under "Description of the Senior Notes -- Optional
Redemption -- Special Event" occurs prior to the purchase contract settlement date, the senior notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

     - U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 15, 2006 in an aggregate amount equal to the principal amount of the senior notes included in Corporate Units, and

     - either:

      (1) in the case of a successful remarketing prior to the third business day preceding the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 15, 2006 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on November 16, 2006 on the principal amount of the senior notes included in the Corporate Units, or

      (2) in the case of a special event redemption, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding each scheduled interest payment after the date of the special event redemption and on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such interest payment date on the principal amount of the senior notes included in the Corporate Units.

IF I AM HOLDING A SENIOR NOTE AS A SEPARATE SECURITY FROM THE CORPORATE UNITS, CAN I STILL PARTICIPATE IN A REMARKETING OF THE SENIOR NOTES?

     Holders of senior notes that are not part of the Corporate Units may elect, in the manner described in this prospectus supplement, to have their senior notes remarketed by the remarketing agent along with the senior notes included in the Corporate Units. See "Description of the Senior Notes -- Optional Remarketing". Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to any of the remarketing dates.

BESIDES PARTICIPATING IN A REMARKETING, HOW ELSE CAN I SATISFY MY OBLIGATION UNDER THE PURCHASE CONTRACTS?

     Holders of Corporate Units or Treasury Units may also satisfy their obligations, or their obligations will be terminated, under the purchase contracts as follows:

     - through early settlement as described under "Can I settle the purchase contract early?" above;

     - if the first three remarketing attempts have failed, through cash settlement prior to the final remarketing date in the case of holders of Corporate Units, unless the Treasury portfolio has replaced the senior notes as a part of the Corporate Units, by notifying the purchase contract agent on or prior to the fifth business day prior to November 16, 2006 and delivering the cash payment required under the related purchase contracts on or prior to the fourth business day immediately prior to November 16, 2006;

     - through the automatic application of the proceeds of the Treasury securities in the case of the Treasury Units or the Treasury portfolio in the case of Corporate Units if the Treasury portfolio has replaced the senior notes as a component of the Corporate Units;

     - through the foreclosure of the senior notes included in the Corporate Units, if no successful remarketing has occurred and none of the above events has taken place; or

     - without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

     If the holder of a Corporate Unit or Treasury Unit settles a purchase contract early, or if the holder's purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued contract adjustment payments.

WHAT INTEREST PAYMENTS WILL I RECEIVE ON THE SENIOR NOTES?

     Interest on the senior notes will be payable quarterly in arrears initially at the annual rate of 4.1% per annum to, but excluding, the reset effective date, which will be the third business day following the date on which a remarketing of the senior notes is successfully completed. Following a reset of the interest rate, interest will be payable on the senior notes at the reset rate from and including the reset effective date to, but excluding, November 16, 2008. If there is not a successful remarketing of the senior notes, the interest rate will not be reset and the senior notes will continue to bear interest at the initial interest rate.

WHAT ARE THE INTEREST PAYMENT DATES ON THE SENIOR NOTES?

     The interest payment dates on the senior notes are February 16, May 16, August 16 and November 16 of each year, commencing November 16, 2002 and ending on the maturity date of the senior notes.

WHEN WILL THE INTEREST RATE ON THE SENIOR NOTES BE RESET AND WHAT IS THE RESET RATE?

     Unless a special event redemption has occurred, the interest rate on the senior notes will be reset on the date of a successful remarketing and the reset rate will become effective three business days thereafter. The reset rate will be the interest rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes included in the Corporate Units to have an approximate aggregate market value on the remarketing date of 100.50% of the Treasury portfolio purchase price, in the case of a remarketing prior to the final remarketing date, or 100.50% of the aggregate principal amount of the senior notes, in the case of the final remarketing. The interest rate on the senior notes will not be reset if there is not a successful remarketing. The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

WHEN MAY THE SENIOR NOTES BE REDEEMED?

     The senior notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event or an accounting event at any time prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, as described in this prospectus supplement under "Description of the Senior Notes -- Optional Redemption -- Special Event". Following any such redemption of the senior notes, which we refer to as a special event redemption, the redemption price for the senior notes that are a component of Corporate Units will be paid to the collateral agent who will purchase the Treasury portfolio and remit any remaining proceeds to the holders. Thereafter, the applicable ownership interest in the Treasury portfolio will replace the senior notes as a component of the Corporate Units and will be pledged to us through the collateral agent. Holders of senior notes that are not a component of Corporate Units will receive the redemption price paid in such special event redemption.

WHAT IS THE RANKING OF THE SENIOR NOTES?

     The senior notes will rank equally with all of our other unsecured and unsubordinated obligations. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other debt or issue preferred stock. See "Description of the Debt Securities" in the accompanying prospectus.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES?

     Because a Corporate Unit will initially consist of a purchase contract and a senior note, the purchase price of each Corporate Unit will be allocated between the purchase contract and the related senior note in proportion to their relative fair market values at the time of purchase. We expect that as of the date of issuance of the Corporate Units, the fair market value of each purchase contract will be $0.00 and the fair market value of each senior note will be $50.

     The senior notes will be subject to the regulations concerning contingent payment debt instruments. As such, a holder will be subject to federal income tax on the accrual of original issue discount in respect of the senior notes. Such accrual of original issue discount by you may be in excess of stated interest payments actually received by you. In addition, any gain recognized in respect of the senior notes prior to the earlier of the date the interest rate is reset and the final remarketing date will be ordinary income.

     If a holder owns Treasury Units, such holder will be required to include in gross income such holder's allocable share of any original issue discount or acquisition discount on the Treasury securities that accrues in such year.

     We intend to report the purchase contract adjustment payments as income to holders, but holders may want to consult their tax advisor concerning alternative characterizations.

     Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of Equity Units or instruments similar to Equity Units, each holder is urged to consult its own tax advisor concerning the tax consequences of an investment in Equity Units.

FOR ADDITIONAL INFORMATION, SEE "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT, STARTING ON PAGE S-48.

WHAT ARE THE RIGHTS AND PRIVILEGES OF THE COMMON STOCK?

     The shares of our common stock that you will be obligated to purchase under the purchase contracts have one vote per share. For more information, please see the discussion of our common stock in this prospectus supplement under the heading "Risk Factors," and in the accompanying prospectus under the heading "Description of Capital Stock of The Hartford Financial Services Group, Inc."

WHAT ARE THE USES OF PROCEEDS FROM THE OFFERING?

     We intend to use the net proceeds from the sale of the Corporate Units for general corporate purposes, including capital contributions to our subsidiaries. See "Use of Proceeds" in this prospectus supplement.

                      THE OFFERING -- EXPLANATORY DIAGRAMS

     The following diagrams demonstrate some of the key features of the purchase contracts, senior notes, Corporate Units and Treasury Units, and the transformation of Corporate Units into Treasury Units and senior notes.

     The following diagrams assume that the senior notes are successfully remarketed and the interest rate on the senior notes is reset on the third business day immediately preceding the purchase contract settlement date.

PURCHASE CONTRACT

     Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, these purchase contracts include unsecured contract adjustment payments as shown in the diagrams on the following pages.

       VALUE OF SHARES DELIVERED                                NUMBER OF SHARES DELIVERED
UPON SETTLEMENT OF A PURCHASE CONTRACT                    UPON SETTLEMENT OF A PURCHASE CONTRACT

                       [APPLICABLE MARKET VALUE DIAGRAMS]

      APPLICABLE MARKET VALUE(6)                                APPLICABLE MARKET VALUE(6)

---------------

Notes:

(1) If the applicable market value of our common stock is less than or equal to the reference price of $47.2500, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the reference price.

(2) If the applicable market value of our common stock is between the reference price and the threshold appreciation price of $57.6450, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value.

(3) If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount by the threshold appreciation price.

(4) The reference price represents approximately a 0.5% discount to the reported last sale price of our common stock on the NYSE on September 9, 2002.

(5) The threshold appreciation price represents a 22% appreciation over the reference price.

(6) The "applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date.

CORPORATE UNITS

     A Corporate Unit consists of two components as described below:

                               PURCHASE CONTRACT

                                (Owed to Holder)
                                  Common Stock
                                       +
                              Contract Adjustment
                                    Payment
                                 1.9% per annum
                                 paid quarterly

                             (Owed to The Hartford)

                               $50 at Settlement
                              (November 16, 2006)
                                  SENIOR NOTE

                                (Owed to Holder)
                                    Interest
                                 4.1% per annum
                                 paid quarterly

                              (at reset rate from
                               November 16, 2006)

                                (Owed to Holder)

                                $50 at Maturity
                              (November 16, 2008)

     - The holder of a Corporate Unit owns the senior note that forms a part of the Corporate Unit but will pledge it to us to secure its obligation under the related purchase contract.

     - The foregoing analysis assumes the senior notes are successfully remarketed on the third business day immediately preceding November 16, 2006. If the remarketing were to be successful prior to such date, following the remarketing of the senior notes, the applicable ownership interest in the Treasury portfolio will replace the senior note as a component of the Corporate Unit and the reset rate would be effective three business days following the successful remarketing.

     - If the Treasury portfolio has replaced the senior notes as a result of a special event redemption prior to November 16, 2006, the applicable ownership interest in the Treasury portfolio will also replace the senior note as a component of the Corporate Unit.

TREASURY UNITS

     A Treasury Unit consists of two components as described below:

                               PURCHASE CONTRACT

                                (Owed to Holder)
                                  Common Stock
                                       +
                              Contract Adjustment
                                    Payment
                                 1.9% per annum
                                 paid quarterly

                             (Owed to The Hartford)

                               $50 at Settlement
                              (November 16, 2006)

                               TREASURY SECURITY

                                (Owed to Holder)
                                $50 at Maturity
                              (November 15, 2006)

     - The holder owns the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligations under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the Treasury security will be used to satisfy the holder's obligation under the related purchase contract.
     - Treasury Units can only be created with integral multiples of 20 Corporate Units.

SENIOR NOTES

     Senior notes have the terms described below:
                                  SENIOR NOTE

                                (Owed to Holder)
                                    Interest
                                 4.1% per annum
                                 paid quarterly

                              (at reset rate from
                               November 16, 2006)

                                (Owed to Holder)

                                $50 at Maturity
                              (November 16, 2008)

TRANSFORMING CORPORATE UNITS INTO TREASURY UNITS AND SENIOR NOTES

     - To create a Treasury Unit, a holder separates a Corporate Unit into its components -- the purchase contract and the senior note, and then combines the purchase contract with a Treasury security that matures on the day immediately preceding the purchase contract settlement date.

     - The Treasury security together with the purchase contract constitutes a Treasury Unit. The senior note, which is no longer a component of the Corporate Unit, is released to the holder and is tradable as a separate security.

     - A holder owns the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

                                    [CHART]

     - Following the successful remarketing of the senior notes or a special event redemption, the applicable ownership interest in the Treasury portfolio, rather than the senior note, will be released to the holder upon the transformation of a Corporate Unit into a Treasury Unit and will be tradable separately.

     - The holder can also transform Treasury Units and senior notes (or, following a successful remarketing of the senior notes or a special event redemption, the applicable ownership interest in the Treasury portfolio) into Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released to the holder and will be tradable as a separate security.

     - Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the transformation of Corporate Units into Treasury Units requires integral multiples of 20 Corporate Units, and the transformation of Treasury Units into Corporate Units also requires multiples of 20 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the transformation of Corporate Units into Treasury Units requires integral multiples of 80,000 Corporate Units, and the transformation of Treasury Units into Corporate Units requires integral multiples of 80,000 Treasury Units.

                                  RISK FACTORS

     Before purchasing the Equity Units, you should carefully consider the following risk factors as well as the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in order to evaluate an investment in the Equity Units.

YOU ASSUME THE RISK THAT THE MARKET VALUE OF OUR COMMON STOCK MAY DECLINE.

     Although as a holder of Corporate Units or Treasury Units you will be the beneficial owner of the related senior notes, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, you do have an obligation to buy shares of our common stock pursuant to the purchase contract that is a part of the Corporate Units and Treasury Units. On November 16, 2006, unless you pay cash to satisfy your obligation under the purchase contract or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, (i) in the case of Corporate Units, either (x) the principal of the appropriate applicable ownership interest in the Treasury portfolio when paid at maturity or (y) either the proceeds derived from the successful remarketing of the senior notes or, if no successful remarketing has occurred, the foreclosure of the senior notes, or (ii) in the case of Treasury Units, the principal of the related Treasury securities when paid at maturity, will automatically be used to purchase a specified number of shares of our common stock on your behalf.

     The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the closing price per share of our common stock on the 20 consecutive trading days ending on the third trading day immediately preceding November 16, 2006, which we refer to as the applicable market value. There can be no assurance that the market value of common stock received by you on the purchase contract settlement date will be equal to or greater than the price per share paid by you for our common stock. If the applicable market value of the common stock is less than $47.2500, the market value of the common stock issued to you pursuant to each purchase contract on November 16, 2006 (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for the common stock on the date of issuance of the Equity Units. Accordingly, you assume the risk that the market value of the common stock may decline, and that the decline could be substantial.

THE OPPORTUNITY FOR EQUITY APPRECIATION PROVIDED BY AN INVESTMENT IN THE EQUITY UNITS IS LESS THAN THAT PROVIDED BY A DIRECT INVESTMENT IN OUR COMMON STOCK.

     Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on November 16, 2006 (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the price per share paid by you for our common stock on the purchase contract settlement date if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of 22% over $47.2500). If the applicable market value of our common stock exceeds the reference price but falls below the threshold appreciation price, you realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on November 16, 2006 only approximately 82% of the value of the shares of common stock you could have purchased with $50 at the reported last sale price of our common stock on the date of issuance of the Equity Units.

THE TRADING PRICES FOR THE CORPORATE UNITS AND TREASURY UNITS WILL BE DIRECTLY AFFECTED BY THE TRADING PRICES OF OUR COMMON STOCK.

     The trading prices of Corporate Units and Treasury Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of the common stock or interest rates will rise or fall. Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the Equity Units, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, senior notes and our common stock.

IF YOU HOLD CORPORATE UNITS OR TREASURY UNITS, YOU WILL NOT BE ENTITLED TO ANY RIGHTS WITH RESPECT TO OUR COMMON STOCK, BUT YOU WILL BE SUBJECT TO ALL CHANGES MADE WITH RESPECT TO OUR COMMON STOCK.

     If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on November 16, 2006, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after that date. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK AND THEREBY MATERIALLY AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

     The number of shares of common stock that you are entitled to receive on November 16, 2006 or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on November 16, 2006, or as a result of early settlement of a purchase contract for other events, including offerings of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on November 16, 2006 to the price of the common stock, such other events may adversely affect the trading price of the Corporate Units or Treasury Units.

THE SECONDARY MARKET FOR THE CORPORATE UNITS, TREASURY UNITS OR SENIOR NOTES MAY BE ILLIQUID.

     It is not possible to predict how Corporate Units, Treasury Units or senior notes will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for either our Corporate Units, Treasury Units or senior notes. The Corporate Units have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the senior notes on the same exchange as the Corporate Units. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the senior notes, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event you were to substitute Treasury securities for senior notes or senior notes for Treasury securities, thereby converting your Treasury Units to Corporate Units or your Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units will not be delisted from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of your election to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

YOUR RIGHTS TO THE PLEDGED SECURITIES WILL BE SUBJECT TO OUR SECURITY INTEREST.

     Although you will be the beneficial owner of the related senior notes, Treasury securities or applicable ownership interest in the Treasury portfolio, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code and claims arising out of the senior notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

THE SENIOR NOTES MAY BE REDEEMED UPON THE OCCURRENCE OF A SPECIAL EVENT.

     We may redeem the senior notes, on not less than 30 days' nor more than 60 days' prior written notice, in whole but not in part, at any time before the earlier of the date of a successful remarketing of the senior notes underlying the Corporate Units and the purchase contract settlement date if a special event occurs and continues under the circumstances described in this prospectus supplement. If we exercise this option, we will redeem the senior notes for cash at the redemption amount plus accrued and unpaid interest, if any, which we refer to as the redemption price. Unless the senior notes have been successfully remarketed, if the special event redemption occurs before November 16, 2006, the redemption price payable to you as a holder of the Corporate Units will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to the holder, and the Treasury portfolio will be substituted for the senior notes as collateral to secure your obligations under the purchase contracts related to the Corporate Units. If your senior notes are not components of Corporate Units, you will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Corporate Units if the Treasury portfolio is substituted as collateral in place of any senior notes redeemed. A special event redemption will be a taxable event to the holders of the senior notes.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EQUITY UNITS ARE UNCLEAR.

     No statutory, judicial or administrative authority directly addresses the treatment of the Equity Units or instruments similar to the Equity Units for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of Equity Units are not entirely clear. In addition, any gain on the disposition of a senior note prior to the earlier of the date the interest rate is reset and the final remarketing date, generally will be treated as ordinary interest income; thus, the ability to offset such interest income with a loss, if any, on a purchase contract may be limited. For additional tax related risks, see "Prospectus Supplement Summary -- The Offering" and "United States Federal Income Tax Consequences."

THE PURCHASE CONTRACT AGREEMENT WILL NOT BE QUALIFIED UNDER THE TRUST INDENTURE ACT AND THE OBLIGATIONS OF THE PURCHASE CONTRACT AGENT ARE LIMITED.

     The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The senior notes constituting a part of the Corporate Units will be issued pursuant to an indenture, which will be qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the senior notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

     - disqualification of the indenture trustee for "conflicting interests," as defined under the Trust Indenture Act;

     - provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

     - the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

THE SENIOR NOTES WILL BE CLASSIFIED AS CONTINGENT PAYMENT DEBT INSTRUMENTS AND YOU WILL BE REQUIRED TO ACCRUE ORIGINAL ISSUE DISCOUNT.

     For United States federal income tax purposes, the senior notes will be classified as contingent payment debt instruments. As a result, you will be required to include original issue discount in income during your ownership of the senior notes, subject to some adjustments. Such accrual of original issue discount by you may be in excess of stated interest payments actually received by you. Additionally, you will generally be required to recognize ordinary income on the gain, if any, recognized in respect of the senior notes prior to the earlier of the date the interest rate is reset and the final remarketing date. See "United States Federal Income Tax Consequences".

THE TRADING PRICE OF THE SENIOR NOTES MAY NOT FULLY REFLECT THE VALUE OF THEIR ACCRUED BUT UNPAID INTEREST.

     The senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your senior notes between record dates for interest payments, you will be required to include in gross income the daily portions of original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the senior notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

WE ARE AN INSURANCE HOLDING COMPANY WITH NO SIGNIFICANT BUSINESS OPERATIONS OF OUR OWN, AND OUR INSURANCE SUBSIDIARIES' ABILITY TO PAY DIVIDENDS TO US IS RESTRICTED BY LAW.

     As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on the dividends from our insurance company subsidiaries as the principal source of cash flow to meet our obligations, including our obligations under the senior notes and our obligations to make contract adjustment payments under the purchase contracts. Moreover, applicable insurance holding company laws limit the payment of dividends by our insurance subsidiaries. Our subsidiaries have no obligation to pay any amounts due on the senior notes or with respect to contract adjustment payments, and all such amounts will be structurally subordinated to the obligations and liabilities of our subsidiaries. The indenture relating to the senior notes does not limit our ability or the ability of our subsidiaries to issue or incur additional unsecured debt or preferred stock. In addition, our obligation to make contract adjustment payments is subordinated. See "Prospectus Supplement Summary -- The Hartford Financial Services Group, Inc." for further details on our subsidiaries' ability to pay dividends to us.

                                USE OF PROCEEDS

     Our net proceeds, after deducting underwriting discounts and commissions, from the sale of the Corporate Units will be approximately $290.4 million. In addition, we expect to receive net proceeds of approximately $286.5 million from our concurrent common stock offering after deducting underwriting discounts and commissions. We intend to contribute approximately $300 million of the net proceeds from both of these offerings to the capital of our property and casualty insurance subsidiaries and to use the balance of the net proceeds for general corporate purposes, which may include additional capital contributions to our subsidiaries.

                     COMMON STOCK PRICE RANGE AND DIVIDENDS

     Our common stock is traded on the New York Stock Exchange under the symbol "HIG." The following table sets forth the reported high and low sales prices for our common stock as quoted by the New York Stock Exchange and the dividends declared per share of common stock for the periods indicated:

                                                              PRICE RANGE       CASH
                                                            ---------------   DIVIDEND
                                                             HIGH     LOW     PER SHARE
                                                            ------   ------   ---------
2000
  First Quarter...........................................  $52.75   $29.38     $0.24
  Second Quarter..........................................   64.00    44.25      0.24
  Third Quarter...........................................   73.75    56.38      0.24
  Fourth Quarter..........................................   79.31    65.44      0.25
2001
  First Quarter...........................................  $67.75   $55.15     $0.25
  Second Quarter..........................................   70.46    56.88      0.25
  Third Quarter...........................................   69.28    50.10      0.25
  Fourth Quarter..........................................   62.83    53.91      0.26
2002
  First Quarter...........................................  $68.56   $59.93     $0.26
  Second Quarter..........................................   69.97    58.04      0.26
  Third Quarter (through September 9, 2002)...............   58.63    45.50      0.26

     The reported last sale price for our common stock on the New York Stock Exchange on September 9, 2002 was $47.49 per share. At August 31, 2002, there were 247,666,241 shares of our common stock outstanding held by approximately 32,000 registered stockholders.

     Our dividend decisions are based on and affected by a number of factors, including our operating requirements and the impact of regulatory restrictions.

                                 CAPITALIZATION

     The following table sets forth as of June 30, 2002, on a consolidated basis:

     - our actual capitalization;

     - our actual capitalization, as adjusted to reflect the issuance on August 29, 2002 of $300 million aggregate principal amount of 4.70% Senior Notes due September 1, 2007 and the anticipated repayment upon maturity of $300 million aggregate principal amount of 6.375% Senior Notes due November 1, 2002;

     - our adjusted capitalization after giving effect to the consummation of the sale of the Corporate Units in this offering; and

     - our adjusted capitalization after giving effect to the consummation of the sale of the Corporate Units in this offering and the common stock in the concurrent common stock offering.

     Our offerings of the Corporate Units and of the common stock are not conditioned upon each other.

     The following data is qualified in its entirety by our financial statements and other information contained elsewhere in this prospectus supplement and the accompanying prospectus, or incorporated by reference.

                                                                          AS OF JUNE 30, 2002
                                              ----------------------------------------------------------------------------
                                                         AS ADJUSTED
                                                        TO REFLECT THE                             AS ADJUSTED TO REFLECT
                                                         SENIOR NOTES    AS ADJUSTED TO REFLECT    THE SENIOR NOTES ISSUED
                                                            ISSUED       THE SENIOR NOTES ISSUED    AUGUST 29, 2002, THIS
                                                          AUGUST 29,       AUGUST 29, 2002 AND        OFFERING AND THE
                                              ACTUAL       2002(1)            THIS OFFERING         COMMON STOCK OFFERING
                                              -------   --------------   -----------------------   -----------------------
                                                                        (UNAUDITED, IN MILLIONS)
Short-Term Debt.............................  $   615      $   315               $   315                   $   315
Long-Term Debt other than the 4.1% Senior
  Notes due November 16, 2008 issued in
  connection with the Corporate Units.......    1,965        2,265                 2,265                     2,265
4.1% Senior Notes due November 16,
  2008(2)...................................       --           --                   300                       300
Company Obligated Mandatorily Redeemable
  Preferred Securities of Subsidiary Trusts
  Holding Solely Junior Subordinated
  Debentures (trust preferred securities)...    1,429        1,429                 1,429                     1,429
Equity excluding unrealized gain on
  securities and other, net of
  tax(3)(4)(5)..............................    8,790        8,790                 8,768                     9,068
Unrealized gain on securities and other, net
  of tax(3).................................      866          866                   866                       866
                                              -------      -------               -------                   -------
     Total Stockholders' Equity.............    9,656        9,656                 9,634                     9,934
                                              -------      -------               -------                   -------
     Total Capitalization...................  $13,665      $13,665               $13,943                   $14,243
                                              =======      =======               =======                   =======

---------------

(1) Adjusted to reflect the issuance of $300 aggregate principal amount of 4.70% Senior Notes due September 1, 2007 and the anticipated repayment upon maturity of $300 aggregate principal amount of 6.375% Senior Notes due November 1, 2002.

(2) Issued in connection with the sale of the Corporate Units.

(3) Other represents the net gain on cash-flow hedging instruments as a result of our adoption of Statement of Financial Accounting Standards ("SFAS") No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities."

(4) Reflects an adjustment of approximately $22 representing the present value of the contract adjustment payments payable in connection with the Equity Units and assumes a fair market value of $0 for the purchase contracts.

(5) Excludes the effect of issuance costs allocated to the purchase contracts issued in connection with this offering and the effect of issuance costs pertaining to the concurrent common stock offering.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:

                                                   SIX MONTHS
                                                      ENDED
                                                    JUNE 30,         YEAR ENDED DECEMBER 31,
                                                   -----------   --------------------------------
                                                   2002   2001   2001   2000   1999   1998   1997
                                                   ----   ----   ----   ----   ----   ----   ----
Ratio of Consolidated Earnings to Fixed
  Charges(1).....................................  4.4    4.4    2.0    5.5    5.4    6.5    7.5
Ratio of Consolidated Earnings to Fixed Charges,
  including Interest Credited to
  Contractholders(2).............................  1.7    1.8    1.2    2.0    1.8    1.8    2.2

---------------

(1) Excluding the impact of the terrorist attack on September 11, 2001 of $678 million, the consolidated earnings to fixed charges ratio was 3.8 for the year ended December 31, 2001. Excluding the equity gain on the Hartford Life, Inc. initial public offering of $368 million, the consolidated earnings to fixed charges ratio was 6.1 for the year ended December 31, 1997.

(2) Excluding the impact of the terrorist attack on September 11, 2001 of $678 million, the consolidated earnings to fixed charges ratio, including interest credited to contractholders, was 1.6 for the year ended December 31, 2001. Excluding the equity gain on the Hartford Life, Inc. initial public offering of $368 million, the consolidated earnings to fixed charges ratio, including interest credited to contractholders, was 1.9 for the year ended December 31, 1997.

     For purposes of computing the ratio of consolidated earnings to fixed charges, "earnings" consist of income from operations before federal income taxes and fixed charges. "Fixed charges" consist of interest expense, capitalized interest, amortization of debt expense and an imputed interest component for rental expense. "Fixed charges, including interest credited to contractholders" also include all interest paid or credited to the holders of our policies, annuities and investment contracts.

                         SELECTED FINANCIAL INFORMATION

     The selected financial data for each of the years during the five year period ended December 31, 2001 were derived from our audited consolidated financial statements which have been examined and reported upon by Arthur Andersen LLP, independent public accountants. The selected financial data at and for the six months ended June 30, 2002 were derived from our unaudited consolidated financial statements which have been reviewed by Deloitte & Touche LLP, independent accountants, and include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and results of operations as of that date and for that period. The selected financial data at and for the six months ended June 30, 2001 were derived from our unaudited consolidated financial statements which include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and results of operations as of that date and for that period.

     The table below reflects our consolidated financial position and results of operations. All material intercompany transactions and balances have been eliminated. On May 21, 1998, our board of directors declared a two-for-one stock split effected in the form of a 100% stock dividend distributed on July 15, 1998 to stockholders of record as of June 24, 1998. Share and per share data have been restated to reflect the effect of the split.

     You should read the following amounts in conjunction with our consolidated financial statements and the related notes that are incorporated in this prospectus supplement by reference.

                            SIX MONTHS ENDED
                           -------------------                 YEAR ENDED DECEMBER 31,
                           JUNE 30,   JUNE 30,   ----------------------------------------------------
                             2002       2001       2001       2000       1999       1998       1997
                           --------   --------   --------   --------   --------   --------   --------
                                            (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
INCOME STATEMENT DATA
Revenues(1)..............  $  7,785   $  7,569   $ 15,147   $ 14,703   $ 13,528   $ 15,022   $ 13,461
                           ========   ========   ========   ========   ========   ========   ========
Net income(2)(3).........  $    477   $    466   $    507   $    974   $    862   $  1,015   $  1,332
                           ========   ========   ========   ========   ========   ========   ========
EARNINGS PER SHARE DATA
  Basic(2)(3)............  $   1.93   $   1.99   $   2.13   $   4.42   $   3.83   $   4.36   $   5.64
  Diluted(2)(3)..........  $   1.91   $   1.95   $   2.10   $   4.34   $   3.79   $   4.30   $   5.58
Dividends declared per
  common share...........  $   0.52   $   0.50   $   1.01   $   0.97   $   0.92   $   0.85   $   0.80
BALANCE SHEET DATA
Assets...................  $179,637   $177,927   $181,238   $171,532   $167,051   $150,632   $131,743
                           ========   ========   ========   ========   ========   ========   ========
Long-term debt...........  $  1,965   $  2,263   $  1,965   $  1,862   $  1,548   $  1,548   $  1,482
Company obligated
  mandatorily redeemable
  preferred securities of
  subsidiary trusts
  holding solely junior
  subordinated
  debentures.............  $  1,429   $  1,444   $  1,412   $  1,243   $  1,250   $  1,250   $  1,000
Total stockholders'
  equity.................  $  9,656   $  8,479   $  9,013   $  7,464   $  5,466   $  6,423   $  6,085
                           ========   ========   ========   ========   ========   ========   ========

---------------

(1) The year ended December 31, 2001 includes a $91 reduction in premiums from reinsurance cessions related to the terrorist attack on September 11, 2001. 1998 includes $541 related to the recapture of an in force block of Corporate Owned Life Insurance business from MBL Life Assurance Co. of New Jersey. 1998 and 1997 includes revenue of $1,117 and $1,225, respectively, from London & Edinburgh, which was sold in November 1998.

(2) The year ended December 31, 2001 includes $440 of losses ($1.85 per basic and $1.82 per diluted share) related to the terrorist attack on September 11, 2001 and a $130 tax benefit ($0.55 per basic and $0.54 per diluted share) at Hartford Life, Inc. ("HLI"). 1997 includes an equity gain of $368 ($1.56 per basic and $1.54 per diluted share) resulting from the initial public offering of HLI.

(3) The six months ended June 30, 2001 and the year ended December 31, 2001 include a $34 after-tax charge ($0.14 per basic and $0.15 per diluted share for the period ended June 30, 2001 and $0.14 per basic and diluted share for the period ended December 31, 2001) related to the cumulative effect of accounting changes for our adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and Emerging Issues Task Force Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." The year ended December 31, 2001 also includes an $8 extraordinary after-tax loss ($0.04 per basic and $0.03 per diluted share) related to the retirement of our 8.35% Cumulative Quarterly Income Preferred Securities.

                              ACCOUNTING TREATMENT

     The net proceeds from the sale of the Corporate Units will be allocated first to the purchase contracts to the extent of their fair value, with the remainder allocated to the senior notes. The present value of the Corporate Units contract adjustment payments will be initially charged to stockholders' equity, with an offsetting credit to liabilities. This liability is accreted over four years by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

     The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 on the purchase contract and will issue the requisite number of shares of our common stock. The $50 that we receive will be credited to stockholders' equity.

     Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above $57.6450.

     The Financial Accounting Standards Board ("FASB") has issued an exposure draft entitled "Accounting for Financial Instruments with Characteristics of Liabilities, Equity or Both." Under the proposed Statement, some financial instruments indexed to an issuer's own stock that are currently recorded in the stockholders' equity section of the issuer's balance sheet would be accounted for as a derivative instrument under the provisions of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." The proposed Statement would require that, in the initial year of adoption, an entity restate all financial statements for earlier years presented for the effects of financial instruments within its scope that were outstanding at any time during the initial year of adoption. The proposed Statement would be effective for fiscal years beginning after June 15, 2002. If adopted as currently issued, the proposed Statement would not change the accounting for the purchase contract; however, because the exposure draft is subject to future deliberations, the ultimate outcome and timing of the exposure draft and its effect on the financial statement presentation of this offering is uncertain.

     The Emerging Issues Task Force ("EITF") of the FASB is also considering an issue related to the accounting for certain securities and financial instruments, including securities such as the Equity Units. One proposal being considered under this issue, if adopted, could result in instruments like the purchase contracts being accounted for as derivative instruments pursuant to the provisions of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." Under these provisions the changes in fair value of such instruments would be recorded as an adjustment to the instruments' carrying value with an offsetting adjustment to earnings. Another proposal under consideration would not alter the accounting for the purchase contracts discussed herein. As part of its deliberations on this topic, the EITF may also choose to expand this issue's scope to include consideration of whether instruments such as the Equity Units should be accounted for on a combined basis, or continue to be accounted for as separate instruments. A scope expansion of this nature may also examine the method in which the Equity Units are included in an issuer's diluted earnings per share calculation. The FASB's ultimate conclusions on the exposure draft discussed in the preceding paragraph may affect any consensus of the EITF.

                        DESCRIPTION OF THE EQUITY UNITS

     The following is a summary of the terms of the Equity Units. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of all of the material terms of the Equity Units but is not necessarily complete. We refer you to the copies of those documents which have been or will be filed and incorporated by reference in the registration statement of which this prospectus supplement and accompanying prospectus form a part. This summary supplements the description of the stock purchase units in the accompanying prospectus, and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

     We will issue the Equity Units under the purchase contract agreement between us and JPMorgan Chase Bank, who we refer to as the purchase contract agent. Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 6,000,000 Corporate Units (or 6,600,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50.

CORPORATE UNITS

     Each Corporate Unit will consist of a unit comprising:

     (a) a purchase contract under which

        (1) the holder will agree to purchase from us, and we will agree to sell to the holder, not later than November 16, 2006, which we refer to as the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the settlement rate described below under "Description of the Purchase
            Contracts -- Purchase of Common Stock," subject to anti-dilution adjustments, and

        (2) we will pay the holder quarterly contract adjustment payments at the rate of 1.9% per year on the stated amount of $50, or $0.95 per year, and

     (b) either:

        (1) a senior note issued by us having a $50 principal amount, or

        (2) following a successful remarketing of the senior notes prior to the third business day immediately preceding the purchase contract settlement date, or the occurrence of a special event redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the Treasury portfolio.

     "Applicable ownership interest" means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

     (1) a 5% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to November 15, 2006, and

     (2) for the scheduled interest payment date on the senior notes that occurs on November 16, 2006, in the case of a successful remarketing of the senior note included in that Corporate Unit prior to the third business day immediately preceding the purchase contract settlement date, or for each scheduled interest payment date on the senior notes after the date of a special event redemption and on or before the purchase contract settlement date, in the case of a special event redemption, a 0.05125% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the business day immediately preceding such payment date.

     The purchase price of each Equity Unit will be allocated between the related purchase contract and the related senior note in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each senior note will be $50 and the fair market value of each purchase contract will be $0.00. This position generally will be binding on each beneficial owner of each Equity Unit but not on the IRS.

     As long as a unit is in the form of a Corporate Unit, your senior note or the appropriate applicable ownership interest in the Treasury portfolio, as applicable, forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure your obligation to purchase common stock under the related purchase contract.

CREATING TREASURY UNITS

     Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a successful remarketing prior to the third business day preceding November 16, 2006 or a special event redemption prior to November 16, 2006, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related senior notes held by the collateral agent, zero-coupon Treasury securities that mature on November 15, 2006 (CUSIP No. 912820GQ4), which we refer to as a Treasury security, in a total principal amount at maturity equal to the aggregate principal amount of the senior notes for which substitution is being made.

     Because Treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 20 Corporate Units.

     If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interest in the Treasury portfolio as a component of the Corporate Unit, but holders of Corporate Units can only make this substitution in integral multiples of 80,000 Corporate Units. Each of these substitutions will create Treasury Units, and the applicable senior notes or applicable ownership interest in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units.

     Each Treasury Unit will consist of a unit with a stated amount of $50 comprising:

     (a) a purchase contract under which

        (1) the holder will agree to purchase from us, and we will agree to sell to the holder, not later than the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the settlement rate, subject to anti-dilution adjustments, and

        (2) we will pay the holder quarterly contract adjustment payments at the rate of 1.9% per year on the stated amount of $50, or $0.95 per year and

     (b) a 5% undivided beneficial interest in a Treasury security with a principal amount of $1,000.

     To create 20 Treasury Units, unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Corporate Unit holder will:

     - deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000 which must be purchased in the open market at the Corporate Unit holder's expense, and

     - transfer 20 Corporate Units to the purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security with the collateral agent and requesting the release to the holder of the senior notes relating to the 20 Corporate Units.

     Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related senior notes from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent then will:

     - cancel the 20 Corporate Units,

     - transfer the related senior notes to the holder, and

     - deliver 20 Treasury Units to the holder.

     The Treasury security will be substituted for the senior notes and will be pledged to us through the collateral agent to secure the holder's obligation to purchase common stock under the related purchase contracts. The related senior notes released to the holder thereafter will trade separately from the resulting Treasury Units.

     If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Corporate Unit holder will follow the same procedure to create a Treasury Unit, except the holder will have to deposit integral multiples of 80,000 Corporate Units.

RECREATING CORPORATE UNITS

     Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Treasury Units will have the right at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent, the senior notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made.

     Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units.

     If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interests in the Treasury portfolio for the Treasury securities that were a component of the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of 80,000 Treasury Units.

     Each of these substitutions will recreate Corporate Units, and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

     To create 20 Corporate Units, unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Treasury Unit holder will:

     - deposit with the collateral agent 20 senior notes, which must be purchased in the open market at the holder's expense unless otherwise owned by the holder, and

     - transfer 20 Treasury Unit certificates to the purchase contract agent accompanied by a notice stating that the Treasury Unit holder has deposited 20 senior notes with the collateral agent and requesting the release to the holder of the Treasury security relating to the Treasury Units.

     Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related Treasury securities from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent will then

     - cancel the 20 Treasury Units,

     - transfer the related Treasury security to the holder, and

     - deliver 20 Corporate Units to the holder.

     The substituted senior notes or the applicable ownership interests in the Treasury portfolio will be pledged to us through the collateral agent to secure the Corporate Unit holder's obligation to purchase common stock under the related purchase contracts.

     If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Treasury Unit holder will follow the same procedure to create a Corporate Unit, except the holder will have to deposit integral multiples of 80,000 Treasury Units.

     Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution.

CURRENT PAYMENTS

     Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of interest payments calculated at the rate of 4.1% per year on senior notes (or distributions on the applicable ownership interest in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio), and contract adjustment payments payable by us at the rate of 1.9% per year on the stated amount of $50 per Corporate Unit until the earlier of the purchase contract settlement date and the most recent quarterly payment date on or before any early settlement of the related purchase contracts.

     Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 1.9% per year on the stated amount of $50 per Treasury Unit until the earlier of the purchase contract settlement date and the most recent quarterly payment date on or before any early settlement of the related purchase contracts. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when the Treasury Units were created for as long as they hold the senior notes.

RANKING

     Our obligations with respect to the senior notes will be senior and unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other debt or issue preferred stock. See "Description of the Senior Notes" in the accompanying prospectus.

     Our obligations with respect to the contract adjustment payments will be subordinate in right of payment to our senior indebtedness. "Senior indebtedness" with respect to the contract adjustment payments means indebtedness of any kind unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the contract adjustment payments.

VOTING AND CERTAIN OTHER RIGHTS

     Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of the common stock.

LISTING OF THE SECURITIES

     The Corporate Units have been approved for listing on the New York Stock Exchange under the symbol "HIG PrA", subject to official notice of issuance. Unless and until substitution has been made as described in "-- Creating Treasury Units" or "-- Recreating Corporate Units," neither the senior notes nor the applicable ownership interest in the Treasury portfolio component of a Corporate Unit will trade separately from the Corporate Units. The senior notes or the applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units. If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the senior notes on the same exchange as the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

MISCELLANEOUS

     We or our affiliates may from time to time purchase any of the securities offered by this prospectus supplement which are then outstanding by tender, in the open market or by private agreement.

                     DESCRIPTION OF THE PURCHASE CONTRACTS

     This section summarizes some of the terms of the purchase contract agreement, purchase contracts, pledge agreement, remarketing agreement and senior note indenture. The summary should be read together with the purchase contract agreement, pledge agreement, remarketing agreement and senior note indenture, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

PURCHASE OF COMMON STOCK

     Each purchase contract underlying a Corporate Unit or Treasury Unit will obligate the holder of the purchase contract to purchase, and us to sell, on the purchase contract settlement date, for an amount in cash equal to the stated amount of the Corporate Unit or Treasury Unit, a number of newly issued shares of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances described in "-- Anti-Dilution Adjustments," as follows:

     - If the applicable market value of our common stock is equal to or greater than the threshold appreciation price of $57.6450, the settlement rate will be 0.8674 shares of our common stock, which is equal to the stated amount divided by the threshold appreciation price.

       Accordingly, if the market value for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

     - If the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price of $47.2500, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value.

       Accordingly, if the market value for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the applicable market value is less than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

     - If the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be 1.0582 shares of our common stock, which is equal to the stated amount divided by the reference price.

       Accordingly, if the market value for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

     "Applicable market value" means the average of the closing price per share of our common stock on each of the twenty consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date. The reference price represents approximately a 0.5% discount to the last reported sale price of our common stock on the New York Stock Exchange on September 9, 2002. The threshold appreciation price represents a 22% appreciation over the reference price.

     "Closing price" of the common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the common stock on the New York Stock Exchange on that date or, if the common stock is not listed for trading on the New York Stock Exchange on any such date, as reported in the composite transactions for the principal United States securities exchange on which the common stock is so listed. If the common stock is not so listed on a United States national or regional securities exchange, the closing price means the last closing sale price of the common stock as reported by the Nasdaq National Market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of the common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

     A "trading day" means a day on which the common stock

     - is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business, and

     - has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

     We will not issue any fractional shares of common stock pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of purchase contracts being settled by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value.

     On the business day immediately preceding November 16, 2006, unless:

     - a holder of Corporate Units or Treasury Units has settled the related purchase contracts prior to November 16, 2006 through the early delivery of cash to the purchase contract agent in the manner described under "-- Early Settlement," or "-- Early Settlement Upon Cash Merger"

     - a holder of Corporate Units that include senior notes has settled the related purchase contracts with separate cash on the fourth business day immediately preceding November 16, 2006 pursuant to prior notice given in the manner described under "-- Notice to Settle with Cash," or

     - an event described under "-- Termination" has occurred,

then,

     - in the case of Corporate Units where the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, proceeds equal to the stated amount of $50 per Corporate Unit when paid at maturity, of the appropriate applicable ownership interest of the Treasury portfolio will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts,

     - in the case of Corporate Units where the Treasury portfolio has not replaced the senior notes as a component of the Corporate Units and there has been a successful final remarketing of the senior notes, the portion of the proceeds from the remarketing equal to the principal amount of the senior notes remarketed will automatically be applied to satisfy in full the holder's obligation to purchase shares of our common stock under the related purchase contracts,

     - in the case of Corporate Units where the Treasury portfolio has not replaced the senior notes as a component of the Corporate Units and there has not been a successful remarketing of the senior notes, we will exercise our rights as a secured party to retain the senior notes pledged as collateral or dispose of them in accordance with applicable law and, following such action, the Corporate Units holders' obligations to purchase shares of our common stock under the related purchase contracts on the purchase contract settlement date will be satisfied in full, and

     - in the case of Treasury Units, the principal amount of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts.

     The common stock will then be issued and delivered to the holder or the holder's designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

     Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will be deemed to have:

     - irrevocably agreed to be bound by the terms and provisions of the related purchase contracts and the pledge agreement and to have agreed to perform its obligations thereunder for so long as the holder remains a holder of the Corporate Units or Treasury Units, and

     - duly appointed the purchase contract agent as the holder's attorney-in-fact to enter into and perform the related purchase contracts and pledge agreement on behalf of and in the name of the holder.

     In addition, each beneficial owner of Corporate Units or Treasury Units, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat

     - itself as the owner of the related senior notes, applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, and

     - the senior notes as indebtedness for all United States federal income tax purposes.

REMARKETING

     Pursuant to the remarketing agreement that we will enter into with the purchase contract agent and the remarketing agent, and subject to the terms of the remarketing agreement among the remarketing agent, the purchase contract agent and us, unless a special event redemption has occurred, the senior notes held by Corporate Unit holders as part of a Corporate Unit will be remarketed on the third business day immediately preceding August 16, 2006 (the date three months prior to the purchase contract settlement date), which we refer to as the initial remarketing date. We currently expect the remarketing agent to be Morgan Stanley & Co. Incorporated.

     The remarketing agent will use its reasonable efforts to obtain a price for the remarketed senior notes of approximately 100.50% of the purchase price for the Treasury portfolio described below. To obtain that price, the remarketing agent may reset the interest rate on the senior notes, as described under "Description of Notes".

     If the remarketing of the senior notes on the initial remarketing date fails or does not occur because a condition precedent, such as the registration requirement referred to below, has not been satisfied, the senior notes will continue to be a component of Corporate Units and the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding September 16, 2006, which we call the second remarketing date, and on the third business day immediately preceding October 16, 2006, which we call the third remarketing date, in each case at a price of approximately 100.50% of the purchase price of the Treasury portfolio.

     Following a successful remarketing of the senior notes on any of these remarketing dates, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio consisting of:

     - U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 15, 2006 in an aggregate amount equal to the principal amount of the senior notes included in Corporate Units, and

     - U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 15, 2006 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of Corporate Units on the purchase contract settlement date on the aggregate principal amount of the senior notes included in the Corporate Units.

     The Treasury portfolio will be substituted for the senior notes as a component of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the senior notes included in the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders' obligation to purchase common stock under the purchase contracts and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been paid to the holders of Corporate Units on the senior notes included in the Corporate Units at the time of remarketing on the purchase contract settlement date will be paid to the holders of the Corporate Units.

     The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the Treasury portfolio purchase price from any proceeds from the remarketing of the senior notes in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the senior notes included in the remarketing.

     As used in this context, "Treasury portfolio purchase price" means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, on the date of a successful remarketing for the purchase of the Treasury portfolio described above for settlement the third business day immediately following such date. "Quotation agent" means any primary U.S. government securities dealer in New York City selected by us.

     If a successful remarketing of the senior notes has not occurred on or prior to the third remarketing date, the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding the purchase contract settlement date, which we refer to as the final remarketing date, at a price of approximately 100.50% of the principal amount of the senior notes remarketed.

     If the remarketing of the senior notes on the final remarketing date is successful, a portion of the proceeds from this remarketing equal to the aggregate principal amount of the senior notes included in the Corporate Units at the time of remarketing will automatically be applied to satisfy in full the Corporate Unit holders' obligations to purchase common stock under the related purchase contracts on the purchase contract settlement date. The remarketing agent will deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed senior notes from any proceeds from the remarketing in excess of the aggregate principal amount of the senior notes remarketed. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the senior notes included in the remarketing.

     Remarketing on any remarketing date will be considered successful and no further attempts will be made if the resulting proceeds (net of any fees and commissions, if any) are at least 100% of the Treasury portfolio purchase price in the case of a remarketing prior to the final remarketing date or the aggregate principal amount of the senior notes in the case of the final remarketing date.

     Following a successful remarketing prior to the third business day immediately preceding the purchase contract settlement date, holders of Treasury Units can recreate a Corporate Unit at any time prior to the second business day immediately preceding the purchase contract settlement date as described under "Recreating Corporate Units."

     We will cause a notice of any failed remarketing to be published on the business day immediately following the applicable remarketing date, by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, we will request, not later than seven nor more than 15 calendar days prior to the applicable remarketing date, that the depositary notify its participants holding senior notes, Corporate Units and Treasury Units of the remarketing, including, in the case of a failed remarketing on the final remarketing date, the procedures that must be followed if a senior note holder wishes to exercise its right to put its senior note to us as described in this prospectus supplement. If required, we will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the senior notes to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process.

     If a successful remarketing of the senior notes underlying your Corporate Units has not occurred on or prior to the final remarketing date, we will deliver our common stock to you pursuant to the purchase contracts and, unless you have delivered the purchase price in cash to us before the final remarketing date, we will exercise our rights as a secured party with respect to the senior notes that have been pledged to us through the collateral agent to secure your obligation under the related purchase contracts, and your obligation under these purchase contracts will be deemed to be satisfied in full. In addition, holders of senior notes that remain outstanding will have the right to put their senior notes to us for $50 per senior note, plus accrued and unpaid interest, on December 31, 2006, which we call the exercise date, by notifying the indenture trustee on or prior to the fifth business day before the exercise date.

     You may elect not to participate in any remarketing and to retain the senior notes underlying your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day prior to any of the remarketing dates or (2) if the first three remarketing attempts have failed, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the fifth business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the fourth business day before the purchase contract settlement date.

EARLY SETTLEMENT

     Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts in cash at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date by presenting and surrendering the related Corporate Unit or Treasury Units certificate, if they are in certificated form, at the offices of the purchase contract agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to

     - the stated amount times the number of purchase contracts being settled, plus

     - if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contract.

     If the Treasury portfolio has replaced the senior notes as a component of Corporate Units, holders of the Corporate Units may settle early only in integral multiples of 80,000 Corporate Units. Holders of Treasury Units may settle early only in integral multiples of 20 Treasury Units.

     So long as the Equity Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent. The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right.

     Upon early settlement of the purchase contracts related to any Corporate Units or Treasury Units:

     - except as described below in "-- Early Settlement Upon Cash Merger" the holder will receive 0.8674 newly issued shares of common stock per Corporate Unit or Treasury Unit, subject to adjustment under the circumstances described under "-- Anti-Dilution Adjustments," accompanied by an appropriate prospectus if required by law,

     - the senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to the Corporate Units or Treasury Units will be transferred to the holder free and clear of our security interest,

     - the holder's right to receive future contract adjustment payments will terminate, and

     - no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments.

     If the purchase contract agent receives a Corporate Unit certificate, or Treasury Unit certificate if they are in certificated form accompanied by the completed "Election to Settle Early" and required immediately available funds, from a holder of Corporate Units or Treasury Units by 5:00 p.m., New York City time, on a business day and all conditions to early settlement have been satisfied, that day will be considered the settlement date. If the purchase contract agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date.

     Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the certificate evidencing the related Corporate Units or Treasury Units if they are in certificated form and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Corporate Units or Treasury Units, we will cause the shares of common stock being purchased to be issued, and the related senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, securing the purchase contracts to be released from the pledge under the pledge agreement described in "-- Pledged Securities and Pledge Agreement" and transferred, within three business days following the settlement date, to the purchasing holder or the holder's designee.

NOTICE TO SETTLE WITH CASH

     Unless the Treasury portfolio has replaced the senior notes as a component of Corporate Units, a holder of Corporate Units may settle the related purchase contract with separate cash. A holder of a Corporate Unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the Corporate Unit certificate evidencing the Corporate Unit at the offices of the purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the fifth business day immediately preceding the purchase contract settlement date and delivering the required cash payment to the collateral agent on or prior to 5:00 p.m., New York City time, on the fourth business day immediately preceding the purchase contract settlement date.

     If a holder that has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent on the fourth business day immediately preceding the purchase contract settlement date, such holder's senior notes will be included in the final remarketing of senior notes occurring on the third business day immediately preceding the purchase contract settlement date. If such final remarketing is unsuccessful, we will exercise our rights as a secured party with respect to the senior notes that have been pledged to us through the collateral agent to secure the holder's obligation under the purchase contracts, and the holder's obligation under the purchase contract will be deemed to be satisfied in full.

EARLY SETTLEMENT UPON CASH MERGER

     Prior to the purchase contract settlement date, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, which we refer to as a cash merger, then following the cash merger, each holder of a purchase contract will have the right to accelerate and settle such contract early at the settlement rate in effect immediately prior to the closing of the cash merger, provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled. We refer to this right as the "merger early settlement right."

     We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be 10 days after the date of the notice but no later than five business days prior to the purchase contract settlement date by which each holder's merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, three business days before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds.

     If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time. You will also receive the senior notes, applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your merger early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use commercially reasonable efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.

     If the Treasury portfolio has replaced the senior notes as a component of Corporate Units, holders of the Corporate Units may exercise the merger early settlement right only in integral multiples of 80,000 Corporate Units. A holder of Treasury Units may exercise the merger early settlement right only in integral multiples of 20 Treasury Units.

CONTRACT ADJUSTMENT PAYMENTS

     Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of 1.9% of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from September 13, 2002 and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 2002. We do not have the right to defer the payment of these contract adjustment payments.

     Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units. Subject to any applicable laws and regulations, each such payment will be made as described under "-- Book-Entry System."

     If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A business day means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in the City of New York are permitted or required by any applicable law to close.

     Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

ANTI-DILUTION ADJUSTMENTS

     The formula for determining the settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

          (a) the payment of dividends and distributions of shares of common stock on the outstanding shares of common stock;

          (b) the issuance to all holders of outstanding shares of common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase shares of common stock at less than the current market price thereof;

          (c) subdivisions, splits and combinations of shares of common stock;

          (d) distributions to all holders of outstanding shares of common stock of evidences of our indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash);

          (e) distributions (other than regular quarterly cash distributions) consisting exclusively of cash to all holders of outstanding shares of common stock in an aggregate amount that, together with (1) other all-cash distributions (other than regular quarterly cash distributions) made within the preceding 12 months and (2) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for shares of common stock concluded within the preceding 12 months, exceeds 15% of our aggregate market capitalization (aggregate market capitalization being the product of the current market price of shares of common stock multiplied by the number of shares of common stock then outstanding) on the date of the distribution; and

          (f) the successful completion of a tender or exchange offer made by us or any of our subsidiaries for shares of common stock which involves an aggregate consideration that, together with (1) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for the common stock concluded within the preceding 12 months and (2) the aggregate amount of any all-cash distributions (other than regular quarterly cash distributions) to all holders of shares of common stock within the preceding 12 months, exceeds 15% of our aggregate market capitalization on the expiration of the tender or exchange offer.

     The "current market price" per share of common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 30 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, will mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Corporate Units or Treasury Units, as the case may be, become a contract to purchase such other securities, cash and property instead of our common stock. Upon the occurrence of any such transaction, on the stock purchase date the settlement rate then in effect will be applied to the value, on the stock purchase date, of the securities, cash or property a holder would have received had it held shares covered by the purchase contract when such transaction occurred.

     If at any time we make a distribution of property to our stockholders which would be taxable to the stockholders as a dividend for United States federal income tax purposes (i.e., distributions out of our current or accumulated earnings and profits or distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, this increase may give rise to a taxable dividend to holders of Corporate Units.

     In addition, we may make increases in the settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

     Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and taken into account in any subsequent adjustment.

     We will be required, within ten business days following the adjustment to the settlement rate, to provide written notice to the purchase contract agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

     Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract. Each adjustment to the settlement rate will also result in an adjustment to the applicable market value solely to determine which of the three clauses in the definition of settlement rate will be applicable on November 16, 2006.

TERMINATION

     The purchase contracts, and our rights and obligations and the rights and obligations of the holders of the Corporate Units and Treasury Units under the purchase contracts, including the right and obligation to purchase shares of common stock and the right to receive accrued contract adjustment payments, will immediately and automatically terminate, without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

     Upon any termination, the collateral agent will release the related senior notes, the applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, held by it to the purchase contract agent for distribution to the holders, subject, in the case of the applicable ownership interest in the Treasury portfolio or the Treasury securities, to the purchase contract agent's disposition of the subject securities for cash, and the payment of this cash to the holders, to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount or interest, as the case may be, at maturity of any such security. Upon any termination, however, the release and distribution may be subject to the automatic stay under Section 362 of the Bankruptcy Code and claims arising out of the senior notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. In the event that we become the subject of a case under the U.S. Bankruptcy Code, the delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited.

     If the holder's purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued contract adjustment payments.

PLEDGED SECURITIES AND PLEDGE AGREEMENT

     Pledged securities will be pledged to us through the collateral agent, for our benefit, pursuant to the pledge agreement to secure the obligations of holders of Corporate Units and Treasury Units to purchase shares of common stock under the related purchase contracts. The rights of holders of Corporate Units and Treasury Units to the related pledged securities will be subject to our security interest created by the pledge agreement. The pledge agreement provides that if we are entitled to exercise our rights as a secured party because the senior notes were not successfully remarketed by November 16, 2006, we may retain the pledged securities or dispose of them in accordance with applicable law in full satisfaction of the secured obligations.

     No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to the Corporate Units or Treasury Units from the pledge arrangement except:

     - to substitute Treasury securities for the related senior notes or the applicable ownership interest in the Treasury portfolio, as the case may be, as provided for under "Description of the Equity Units -- Creating Treasury Units,"

     - to substitute senior notes or the applicable ownership interest of the Treasury portfolio, as the case may be, for the related Treasury securities, as provided for under "Description of the Equity
       Units -- Recreating Corporate Units," or

     - upon the termination or early settlement of the related purchase contracts.

     Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the senior notes as a component of Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights of the related senior notes, including voting and redemption rights. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the senior notes as a component of Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interest of the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

     Except as described in "Certain Provisions of the Purchase Contracts, Purchase Contract Agreement and the Pledge Agreement -- General," the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments, together with contract adjustment payments received from us, to the persons in whose names the related Corporate Units or Treasury Units are registered at the close of business on the record date immediately preceding the date of payment.

BOOK-ENTRY SYSTEM

     The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units or the Treasury Units so long as the Corporate Units or the Treasury Units are represented by global security certificates.

     The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

     In the event that

     - the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

     - the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

     - we, in our sole discretion, determine that the global security certificates shall be so exchangeable,

certificates for the Corporate Units or Treasury Units will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global Corporate Unit or Treasury Unit that is exchangeable pursuant to the preceding sentence will be exchangeable for Corporate Unit or Treasury Unit certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

     As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units or Treasury Units represented by these certificates for all purposes under the Corporate Units or Treasury Units and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates

     - will not be entitled to have such global security certificates or the Corporate Units or Treasury Units represented by these certificates registered in their names,

     - will not receive or be entitled to receive physical delivery of Corporate Unit or Treasury Unit certificates in exchange for beneficial interests in global security certificates, and

     - will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units or Treasury Units or the purchase contract agreement.

     All payments on the Corporate Units or Treasury Units represented by the global security certificates and all transfers and deliveries of related senior notes, Treasury portfolio, Treasury securities and shares of common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

     Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on November 16, 2006 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of ours, or the purchase contract agent will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

     Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

     The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

      CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS, THE PURCHASE CONTRACT
                       AGREEMENT AND THE PLEDGE AGREEMENT

     This summary summarizes some of the other provisions of the purchase contract agreement and the pledge agreement. This summary should be read together with the purchase contract agreement and pledge agreement, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

GENERAL

     Except as described in "Description of the Purchase Contracts -- Book-Entry System", payments on the Equity Units will be made, purchase contracts (and documents relating to the Corporate Units, Treasury Units and purchase contracts) will be settled, and transfers of the Corporate Units and Treasury Units will be registrable, at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units and Treasury Units do not remain in book-entry form, payment on the Equity Units may be made, at our option, by check mailed to the address of the holder entitled to payment as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

     Shares of common stock will be delivered on November 16, 2006 (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, see "Description of the Purchase Contracts -- Termination") at the office of the purchase contract agent upon presentation and surrender of the applicable certificate.

     If you fail to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for your benefit until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

     If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder's Corporate Units or Treasury Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented or the holder provides the evidence and indemnity described above.

     The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

     No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

MODIFICATION

     The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, to modify the purchase contract agreement or the pledge agreement without the consent of the holders for any of the following purposes:

     - to evidence the succession of another person to our obligations;

     - to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

     - to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

     - to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events;

     - to cure any ambiguity, to correct or supplement any provisions that may be inconsistent; and

     - to make any other provisions with respect to such matters or questions, provided that such action shall not materially adversely affect the interest of the holders.

     The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding to modify the terms of the purchase contracts, the purchase contract agreement or the pledge agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

     - change any payment date,

     - change the amount or type of pledged securities related to the purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder's rights in or to the pledged securities,

     - change the place or currency of payment or reduce any contract adjustment payments,

     - impair the right to institute suit for the enforcement of the purchase contract or payment of any contract adjustment payments,

     - reduce the number of shares of common stock purchasable under the purchase contract, increase the price to purchase shares of common stock upon settlement of the purchase contract, change the purchase contract settlement date or the right to early settlement or otherwise adversely affect the holder's rights under the purchase contract, or

     - reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreement or the pledge agreement.

     If any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

NO CONSENT TO ASSUMPTION

     Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will under the terms of the purchase contract agreement and the Corporate Units or Treasury Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     We will covenant in the purchase contract agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1) the successor entity is an entity organized and existing under the laws of the United States of America or a U.S. state or the District of

Columbia and that entity expressly assumes our obligations under the purchase contracts, the purchase contract agreement, the pledge agreement and the remarketing agreement and (2) the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the purchase contracts, the purchase contract agreement, the pledge agreement and the remarketing agreement or in material default in the performance of any other covenants under these agreements.

TITLE

     We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment and settling the related purchase contracts and for all other purposes.

REPLACEMENT OF EQUITY UNIT CERTIFICATES

     In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the Corporate Units or Treasury Units evidenced by the certificate before a replacement will be issued.

     Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date (or after early settlement) or after the purchase contracts have terminated. The purchase contract agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following the purchase contract settlement date, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

GOVERNING LAW

     The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT

     JPMorgan Chase Bank will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Corporate Units and Treasury Units or the purchase contract agreement.

     The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

     JPMorgan Chase Bank maintains commercial banking relationships with us.

INFORMATION CONCERNING THE COLLATERAL AGENT

     JPMorgan Chase Bank will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units or Treasury Units except for the obligations owed by a pledge of property to the owner of the property under the pledge agreement and applicable law.

     The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

     Since JPMorgan Chase Bank is serving as both the collateral agent and the purchase contract agent, if an event of default, except an event of default occurring as a result of a failed remarketing, occurs under the purchase contract agreement or the pledge agreement, JPMorgan Chase Bank will resign as the collateral agent, but remain as the purchase contract agent. We will then select a new collateral agent in accordance with the terms of the pledge agreement.

MISCELLANEOUS

     The purchase contract agreement will provide that we will pay all fees and expenses other than underwriters' expenses (including counsel) related to the offering of the Corporate Units, the retention of the collateral agent and the enforcement by the purchase contract agent of the rights of the holders of the Equity Units.

     Should you elect to substitute the related pledged securities, create Treasury Units or recreate Corporate Units, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.

                        DESCRIPTION OF THE SENIOR NOTES

     The following description is a summary of the terms of our senior notes. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of certain terms of the senior notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture and supplemental indenture No. 1 and supplemental indenture No. 2 which are or will be filed as exhibits or incorporated by reference to the registration statement and to the Trust Indenture Act. This summary supplements the description of the senior debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

GENERAL

     The senior notes will be issued under an indenture dated as of October 20, 1995 between us and JPMorgan Chase Bank (formerly The Chase Manhattan Bank (National Association)), as indenture trustee, as amended and supplemented by supplemental indenture No. 1, dated as of December 27, 2000, and supplemental indenture No. 2, to be dated September 13, 2002, between us and the indenture trustee (as so amended and supplemented, the "indenture").

     The senior notes will be senior debt securities that will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future unsecured senior indebtedness. The senior notes initially will be issued in an aggregate principal amount equal to $300,000,000. If the over-allotment option is exercised in full by the underwriters an additional $30,000,000 of the senior notes will be issued.

     We are a holding company that derives all our income from our subsidiaries. Accordingly, our ability to service our debt, including our obligations under the senior notes, and other obligations are primarily dependent on the earnings of our respective subsidiaries and the payment of those earnings to us, in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions. Our subsidiaries have no obligation to pay any amounts due on the senior notes.

     The senior notes will not be subject to a sinking fund provision and will not be subject to defeasance. Unless a special event redemption occurs prior to November 16, 2008, the entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on November 16, 2008.

     The indenture trustee will initially be the security registrar and the paying agent for the senior notes. Senior notes forming a part of the Corporate Units will be issued in certificated form, will be in denominations of $50 and integral multiples of $50, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on senior notes issued as a global security will be made to the depositary or a successor depositary. Principal and interest with respect to certificated notes will be payable, the transfer of the senior notes will be registrable and senior notes will be exchangeable for notes of a like aggregate principal amount in denominations of $50 and integral multiples of $50, at the office or agency maintained by us for this purpose in The City of New York. We have initially designated the corporate trust office of the indenture trustee as that office. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

     The indenture does not contain provisions that afford holders of the senior notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

INTEREST

     Each senior note will bear interest initially at the rate of 4.1% per year from the original issuance date, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 2002 to the person in whose name the senior note is registered at the close of business on the first day of the month in which the interest payment date falls.

     The applicable interest rate on the senior notes will be reset to the reset rate upon successful remarketing as described above under "Description of the Purchase Contracts -- Remarketing." The reset rate will become effective on the reset effective date, which is three business days immediately following a successful remarketing. If the senior notes are not successfully remarketed, the interest rate on the senior notes will not be reset.

     The amount of interest payable on the senior notes for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the senior notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.

MARKET RESET RATE

     The reset rate will be equal to the rate that is sufficient to allow a successful remarketing of the senior notes and will be determined by the remarketing agent. In the case of a reset prior to the third business day immediately preceding the purchase contract settlement date, which rate would be effective on the third business day following the date of such successful remarketing, the reset rate will be the rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes included in Corporate Units to have an approximate aggregate market value on the reset date of 100.50% of the Treasury portfolio purchase price described under "Description of the Purchase Contracts -- Remarketing." In the case of a reset on the third business day immediately preceding the purchase contract settlement date, the reset rate will be the rate determined by the remarketing agent as the rate the senior notes should bear in order for each senior note to have an approximate market value of 100.50% of the principal amount of the senior notes.

OPTIONAL REMARKETING

     On or prior to the fifth business day immediately preceding any remarketing date, but no earlier than the payment date immediately preceding such date, holders of senior notes that are not components of Corporate Units may elect to have their senior notes remarketed in the same manner and at the same price as senior notes that are components of Corporate Units by delivering their senior notes along with a notice of this election to the custodial agent. The custodial agent will hold the senior notes in an account separate from the collateral account in which the pledged securities will be held. Holders of senior notes electing to have their senior notes remarketed will also have the right to withdraw the election on or prior to the fifth business day immediately preceding the applicable remarketing date. Holders of Treasury Units that are also holders of senior notes that are not part of the Corporate Units may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to any of the remarketing dates.

PUT OPTION UPON A FAILED FINAL REMARKETING

     If the senior notes have not been successfully remarketed by the purchase contract settlement date, the holders of senior notes that remain outstanding and that are not subject to our security interest will have the right to put their senior notes to us for $50 per senior note, plus accrued and unpaid interest, on December 31, 2006, which we call the exercise date, by notifying the indenture trustee on or prior to the fifth business day before the exercise date.

EVENTS OF DEFAULT

     In addition to the events of default described in the accompanying prospectus under "Description of the Debt Securities -- Events of Default," it shall be an event of default under the senior notes if we fail on the date payment is due to pay the put price of any senior notes following the exercise of the put right by any holder of senior notes.

OPTIONAL REDEMPTION--SPECIAL EVENT

     If a special event, as defined below, occurs and is continuing, prior to the earlier of (1) the date of a successful remarketing or (2) the purchase contract settlement date, we may redeem, at our option on any interest payment date, the senior notes in whole, but not in part, at a price equal to, for each senior note, the redemption amount, as defined below, plus accrued and unpaid interest thereon, which we refer collectively to as the redemption price, to the date of redemption, which we refer to as the "special event redemption date". The redemption price payable in respect of all senior notes included in Corporate Units will be distributed to the collateral agent, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the Treasury portfolio on behalf of the holders of the Corporate Units and remit the remaining portion (net of fees and expenses, if any), if any, of such redemption price to the purchase contract agent for payment to the holders of the Corporate Units. Thereafter, the applicable ownership interest of the Treasury portfolio will be substituted for the senior notes and will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligations to purchase our shares of common stock under the related purchase contract. Holders of senior notes that are not part of Corporate Units will directly receive proceeds from the redemption of the senior notes.

     "Special event" means either a tax event or an accounting event, each as defined below.

     "Accounting event" means the receipt by the audit committee of our Board of Directors of a written report in accordance with Statement on Auditing Standards ("SAS") No. 97, "Amendment to SAS No. 50 -- Reports on the Application of Accounting Principles", from our independent auditors, provided at the request of management, to the effect that, as a result of a change in accounting rules after the date of original issuance of the senior notes, we must either (a) account for the purchase contracts as derivatives under SFAS 133 or (b) account for the Equity Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the senior notes.

     "Tax event" means the receipt by us of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of senior notes, there is more than an insubstantial increase in the risk that interest payable by us on the senior notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

     "Redemption amount" means, for each senior note, the product of the principal amount of such senior note and a fraction, the numerator of which is the Treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below.

     "Treasury portfolio purchase price" means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, as defined below, on the third business day immediately preceding the special event redemption date for the purchase of the Treasury portfolio described below for settlement on the special event redemption date.

     "Applicable principal amount" means the aggregate principal amount of the senior notes that are part of the Corporate Units on the special event redemption date.

     "Treasury portfolio" means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 15, 2006 in an aggregate amount at maturity equal to the applicable principal amount and with respect to each scheduled interest payment date on the senior notes that occurs after the special event redemption date, to and including the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the applicable principal amount of the senior notes on such date.

     "Quotation agent" means any primary U.S. government securities dealer selected by us.

AGREEMENT BY PURCHASERS OF CERTAIN TAX TREATMENT

     Each senior note will provide that, by acceptance of the senior note or a beneficial interest therein, you intend that the senior note constitutes debt and you agree to treat it as debt for United States federal, state and local tax purposes.

BOOK-ENTRY SYSTEM

     Senior notes which are released from the pledge following substitution or settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate Units, senior notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, senior notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

     Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of senior notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

     In the event that

     - the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

     - an event of default occurs and is continuing with respect to the senior notes; or

     - we determine in our sole discretion that we will no longer have senior notes represented by global securities,

certificates for the senior notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for senior note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of Equity Units, senior notes and shares of our common stock acquired under a purchase contract to U.S. holders who purchase Equity Units in the initial offering at their original offering price and hold the Equity Units, senior notes and shares of our common stock as capital assets. For purposes of this discussion, "U.S. holder" means an owner of an Equity Unit, senior note or share of our common stock that is (1) an individual citizen or resident of the United States, (2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia or (3) a partnership, estate or trust treated, for United States federal income tax purposes, as a domestic partnership, estate or trust. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

     This discussion does not address all aspects of United States federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as U.S. holders who are subject to special tax treatment (for example, (1) banks, regulated investment companies, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding Equity Units, senior notes or shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment or
(3) persons whose functional currency is not the U.S. dollar), some of which may be subject to special rules, nor does it address alternative minimum taxes or state, local or foreign taxes. PROSPECTIVE INVESTORS THAT ARE NOT UNITED STATES PERSONS (WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN EQUITY UNITS, INCLUDING THE POTENTIAL APPLICATION OF UNITED STATES WITHHOLDING TAXES.

     No statutory, administrative or judicial authority directly addresses the treatment of Equity Units or instruments similar to Equity Units for United States federal income tax purposes. As a result, no assurance can be given that the Internal Revenue Service will agree with the tax consequences described herein. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF EQUITY UNITS, SENIOR NOTES AND SHARES OF OUR COMMON STOCK ACQUIRED UNDER A PURCHASE CONTRACT IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EQUITY UNITS

     Allocation of Purchase Price. The purchase price of each Equity Unit will be allocated between the senior note and the purchase contract constituting such unit in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. holder's initial tax basis in the senior note and the purchase contract. We have determined that 100% of the issue price of an Equity Unit is allocable to the senior note and 0% is allocable to the purchase contract. This position will be binding on each U.S. holder (but not on the Internal Revenue Service) unless such U.S. holder explicitly discloses a contrary position on a statement attached to its timely filed United States federal income tax return for the taxable year in which an Equity Unit is acquired. Thus, absent such disclosure, a U.S. holder should allocate the purchase price for an Equity Unit in accordance with the values reported by us. The remainder of this discussion assumes that this allocation of the purchase price of an Equity Unit will be respected for United States federal income tax purposes.

     Sale, Exchange or Other Disposition of Equity Units. If a U.S. holder sells, exchanges or otherwise disposes of an Equity Unit, such U.S. holder will be treated as having sold, exchanged or disposed of the purchase contract and the senior note, Treasury security or applicable ownership interest in the Treasury portfolio, as the case may be, that constitute such unit. Such U.S. holder generally will recognize gain or loss equal to the difference between the portion of the proceeds to such U.S. holder allocable to the purchase contract and the senior note, Treasury security or applicable ownership interest in the Treasury portfolio, as the case may be, and such U.S. holder's respective adjusted tax bases in the purchase contract and the senior note, Treasury security or applicable ownership interest in the Treasury portfolio. In the case of the purchase contract, the Treasury security and the applicable ownership interest in the Treasury portfolio, such gain or loss generally will be capital gain or loss provided that any proceeds attributable to accrued and unpaid interest on the Treasury security or the applicable ownership interest in the Treasury portfolio will be treated as ordinary interest income to the extent not previously included in income. In the case of Treasury securities with a term of one year or less, however, such gain will be ordinary income to the extent any acquisition discount has accrued but not been included in income. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations. The rules governing the determination of the character of gain or loss on the sale, exchange or other disposition of the senior notes are summarized under "-- Senior Notes -- Sale, Exchange or Other Disposition of Senior Notes".

     If the sale, exchange or other disposition of an Equity Unit by a U.S. holder occurs when the purchase contract has a negative value, the U.S. holder should be considered to have received additional consideration for the senior note, Treasury security or applicable ownership interest in the Treasury portfolio constituting a part of such unit in an amount equal to such negative value, and to have paid such amount to be released from its obligation under the purchase contract. U.S. holders should consult their own tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

SENIOR NOTES

     Interest Income and Original Issue Discount. Because of the manner in which the interest rate on the senior notes is reset, the senior notes will be classified as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount, as set forth in applicable Treasury regulations. As discussed more fully below, the effects of such method will be (1) to require each U.S. holder, regardless of its usual method of tax accounting, to use an accrual method with respect to the senior notes, (2) for all accrual periods through August 16, 2006, and possibly for accrual periods thereafter, the accrual of interest income by each U.S. holder in excess of interest payments actually received and (3) generally to result in ordinary rather than capital treatment of any gain or loss on the sale, exchange or other disposition of the senior notes. See "-- Sale, Exchange or Other Disposition of Senior Notes".

     A U.S. holder of senior notes will accrue original issue discount based on the "comparable yield" of the senior notes. The comparable yield of the senior notes will generally be the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the senior notes. We are required to provide the comparable yield and, solely for tax purposes, a projected payment schedule based on the comparable yield, to holders of the senior notes. We have determined that the comparable yield is 4.70% and the projected payments for the senior notes, per $50 of principal amount, are $0.36 on November 16, 2002, $0.51 for each subsequent quarter ending on or prior to August 16, 2006 and $0.74 for each quarter ending after August 16, 2006. We have also determined that the projected payment for the senior notes, per $50 of principal amount, at the maturity date is $50.74 (which includes the stated principal amount of the senior notes as well as the final projected interest payment).

     The amount of original issue discount on a senior note for each accrual period is determined by multiplying the comparable yield of the senior note (adjusted for the length of the accrual period) by the senior note's adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each unit described above, the adjusted issue price of each senior note, per $50 of principal amount, at the beginning of each subsequent accrual period will be equal to $50, increased by any original issue discount previously accrued by the U.S. holder on such senior note and decreased by payments received on such senior note. The amount of original issue discount so determined will then be allocated on a ratable basis to each day in the accrual period that the U.S. holder holds the senior note.

     If after August 16, 2006 the remaining amounts of principal and interest payable on the senior notes differ from the payments set forth on the foregoing projected payment schedule, negative or positive adjustments reflecting such difference should be taken into account by a U.S. holder as adjustments to interest income in a reasonable manner over the period to which they relate.

     We expect to use the foregoing comparable yield and projected payment schedule for purposes of determining our own taxable income and for any required information reporting.

     U.S. holders are generally bound by the comparable yield and projected payment schedule provided by us unless either is unreasonable. If a U.S. holder of senior notes does not use this comparable yield and projected payment schedule to determine interest accruals, such U.S. holder must apply the foregoing rules using its own comparable yield and projected payment schedule. In general, this disclosure must be made on a statement attached to the timely filed United States federal income tax return of the U.S. holder for the taxable year that includes the date of its acquisition of the Equity Units.

     The foregoing comparable yield and projected payment schedule is supplied by us solely for computing income under the noncontingent bond method for United States federal income tax purposes, and does not constitute a projection or representation as to the amounts that holders of senior notes or Corporate Units will actually receive.

     Adjustment to Tax Basis in Senior Notes. A U.S. holder's tax basis in its senior notes will be increased by the amount of any gross income recognized by such U.S. holder with respect to such senior notes, including original issue discount with respect to the senior notes, and decreased by payments received with respect to such senior notes.

     Sale, Exchange or Other Disposition of Senior Notes. Upon the sale, exchange or other disposition of a senior note (including the remarketing of such note or a special event redemption), a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized by such U.S. holder and such U.S. holder's adjusted tax basis in the senior note. Gains recognized on the sale, exchange or other disposition of a senior note prior to the date on which the interest rate is reset or, if there is a failed remarketing, the final remarketing date will be treated as ordinary interest income. Loss realized on the sale, exchange or other disposition of a senior note prior to such date will be treated as ordinary loss to the extent of such U.S. holder's prior net income inclusions on the senior note. Any loss in excess of such amount will be treated as capital loss. Gain recognized on the sale, exchange or other disposition of a senior note on or after the date on which the interest rate is reset or, if there is a failed remarketing, the final remarketing date will be ordinary interest income to the extent of the excess, if any, of the total remaining principal and interest payments due on the senior note over the total remaining payments set forth on the projected payment schedule for such senior note. Any gain recognized in excess of such amount and any loss recognized on such a sale, exchange or disposition generally will be treated as capital gain or loss. Capital gain of individuals derived in respect of capital assets held for more than one year is taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

PURCHASE CONTRACTS

     Acquisition of Our Common Stock Under a Purchase Contract. A U.S. holder of Equity Units generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid in lieu of a fractional share of our common stock. A U.S. holder's aggregate initial tax basis in the common stock received under a purchase contract generally should equal (1) the purchase price paid for such common stock, less
(2) the portion of such purchase price and tax basis allocable to the fractional share. For tax purposes, the holding period for common stock received under a purchase contract will commence on the day after such common stock is acquired.

     Contract Adjustment Payments. There is no direct authority addressing the treatment of the contract adjustment payments, and such treatment, therefore, is unclear. Contract adjustment payments may constitute taxable ordinary income to a U.S. holder when received or accrued. To the extent we are required to file information returns with respect to contract payments, we intend to report these payments as ordinary taxable income to the holder. Prospective investors should consult their own tax advisors concerning contract adjustment payments including the possibility that any contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The following discussion assumes that the contract adjustment payments constitute ordinary income to a U.S. holder on a current basis.

     The treatment of contract adjustment payments could affect your adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount you realize on the sale or disposition of an Equity Unit or the termination of the purchase contract.

     Early Settlement of a Purchase Contract. A U.S. holder of Equity Units will not recognize gain or loss on the receipt of such U.S. holder's proportionate share of senior notes or Treasury securities upon early settlement of a purchase contract and will have the same adjusted tax basis in, and holding period for, such senior notes or Treasury securities as before such early settlement.

     Termination of a Purchase Contract. If the purchase contracts terminate, a U.S. holder of units will recognize gain or loss equal to the difference between the amount realized (if any) upon the termination and such U.S. holder's adjusted tax basis (if any) in the purchase contracts at the time of such termination. Any such gain or loss will be capital gain or loss. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the receipt of its senior notes or Treasury securities upon termination of the purchase contracts and such U.S. holder will have the same adjusted tax basis in such senior notes or Treasury securities as before such termination.

     Adjustment to Settlement Rate. A U.S. holder of Equity Units might be treated as receiving a constructive distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment such U.S. holder's proportionate interest in our assets or earnings and profits is increased and
(2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a U.S. holder of Equity Units even though such U.S. holder would not receive any cash related thereto.

OWNERSHIP OF COMMON STOCK ACQUIRED UNDER THE PURCHASE CONTRACT

     Any dividend on our common stock paid by us out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income by a U.S. holder of common stock when received. Any such dividend will be eligible for the dividends-received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction.

     Upon a disposition of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder's adjusted tax basis in the common stock. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

SUBSTITUTION OF TREASURY SECURITIES TO CREATE TREASURY UNITS

     A U.S. holder of Corporate Units that delivers Treasury securities to the collateral agent in substitution for senior notes or the applicable portion of the Treasury portfolio, should not recognize gain or loss upon the delivery of such Treasury securities or the release of the senior notes or other pledged securities to such U.S. holder. Such U.S. holder should continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such Treasury securities and senior notes or other pledged securities. Such U.S. holder's adjusted tax basis in the Treasury securities, the senior notes or other pledged securities and the purchase contract should not be affected by such delivery and release. U.S. holders should consult their own tax advisors concerning the tax consequences of purchasing, owning and disposing of the Treasury securities so delivered to the collateral agent.

SUBSTITUTION OF SECURITIES IN EQUITY UNITS

     A U.S. holder of Equity Units that delivers senior notes or Treasury securities to the collateral agent in substitution for pledged Treasury securities (such pledged Treasury securities being part of the Treasury portfolio or having previously been substituted by a holder to create Treasury Units) generally will not recognize gain or loss upon the delivery of such senior notes or Treasury securities or the release of the pledged Treasury securities to such U.S. holder. Such U.S. holder should continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such pledged Treasury securities and such senior notes or Treasury securities. Such U.S. holder's tax basis in the Treasury securities, the senior notes, the pledged Treasury securities and the purchase contract will not be affected by such delivery and release. U.S. holders should consult their own advisors concerning the tax consequences of purchasing, owning and disposing of the Treasury securities so released to them.

TREASURY PORTFOLIO PURCHASED ON REMARKETING OR SPECIAL EVENT REDEMPTION

     After the date of a successful remarketing or special event redemption, your Equity Units will include a beneficial interest in a Treasury portfolio instead of a senior note. We and, by acquiring an Equity Unit, you agree to treat yourself as the owner, for U.S. federal tax purposes, of the beneficial interest in the Treasury portfolio that is a part of the Equity Units owned by you. A U.S. holder's initial basis in its beneficial interest in the Treasury portfolio purchased by the collateral agent in connection with a remarketing or a special event redemption will be equal to the proportional amount paid for its beneficial interest in the Treasury portfolio.

     A holder, whether on the cash or accrual method of accounting, will generally be required to include original issue discount on its beneficial interest in the Treasury portfolio in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. However, in the case of any Treasury security that is part of the Treasury portfolio with a remaining maturity of one year or less as of the date of its acquisition (such as a Treasury portfolio purchased upon a successful remarketing), if a U.S. holder is on the cash method of accounting, it will generally not include income on these Treasury securities until payment is received on them. If a U.S. holder is on the accrual method of accounting, it will be required to include acquisition discount in income over the remaining term of these Treasury securities and will increase its basis in these Treasury securities by the amount of acquisition discount included in income.

NON-U.S. HOLDERS

     If an investor is not a U.S. holder as defined above (a "non-U.S. holder"), payments received with respect to the senior notes or Treasury securities should not be subject to U.S. withholding tax, provided that the investor complies with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an Internal Revenue Service Form W-8BEN or a substitute form).

     We will generally withhold tax at a rate of 30% on the contract adjustment payments made to a non-U.S. holder. If a tax treaty applies, a non-U.S. holder may be eligible for a reduced rate of withholding. Contract adjustment payments that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States (and, where a tax treaty applies, are also attributable to a United States permanent establishment maintained by the non-U.S. holder) are not subject to the withholding tax, but instead are subject to United States federal income tax, generally as described above with respect to U.S. holders. In order to claim an exemption from or reduction in the 30% withholding tax, a non-U.S. holder should provide a properly executed Internal Revenue Service Form W-8BEN (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed Internal Revenue Service Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with the non-U.S. holder's conduct of a trade or business in the United States. Non-U.S. holders should consult their tax advisors regarding the possibility of applying for a refund of any amount withheld.

     In general, United States federal withholding tax will not apply to any gain or income realized by a non-U.S. holder on the sale, exchange or other disposition of the purchase contracts, senior notes or common stock acquired under the purchase contracts.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Unless a U.S. holder is an exempt recipient, such as a corporation, payments under Equity Units, senior notes, Treasury securities or common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, and the proceeds received from sale of units, senior notes, Treasury securities or common stock may be subject to information reporting and may also be subject to United States federal backup withholding tax at the applicable rate if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld may be allowed as a credit against the U.S. holder's United States federal income tax liability provided the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Code ("Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to certain Plans. As a result of our business, we may be a Party in Interest with respect to certain Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership of our subsidiaries), the purchase and holding of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) by or on behalf of the Plan may be a prohibited lending transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

     Accordingly, the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S.
Department of Labor or there was some other basis on which the purchase and holding of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) by the Plan Asset Entity is not prohibited. Any purchaser or holder of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or there is some basis on which such purchase and holding is not prohibited.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents.

     Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in a underwriting agreement between us and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., dated as of the date of this prospectus supplement, the underwriters named below, for whom Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., are acting as representatives, have severally agreed to purchase, and we have agreed to sell, 6,000,000 Corporate Units at a discount to the price indicated on the cover of this prospectus supplement.

                                                                 NUMBER OF
NAME                                                          CORPORATE UNITS
----                                                          ---------------
Banc of America Securities LLC..............................     1,437,600
Morgan Stanley & Co. Incorporated...........................     1,437,600
Salomon Smith Barney Inc. ..................................     1,437,600
A.G. Edwards & Sons, Inc. ..................................       287,400
Edward D. Jones & Co., L.P. ................................       287,400
Goldman, Sachs & Co. .......................................       287,400
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........       287,400
UBS Warburg LLC ............................................       287,400
ABN AMRO Financial Services Inc. ...........................        31,275
Bny Capital Markets, Inc. ..................................        31,275
Fleet Securities Inc. ......................................        31,275
Keefe, Bruyette & Woods, Inc. ..............................        31,275
Raymond James & Associates, Inc. ...........................        31,275
Robert W. Baird & Co. Incorporated..........................        31,275
SunTrust Capital Markets, Inc. .............................        31,275
U.S. Bancorp Piper Jaffray Inc. ............................        31,275
                                                                 ---------
     Total..................................................     6,000,000
                                                                 =========

     The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the Corporate Units offered by this prospectus supplement is subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Corporate Units offered by this Prospectus Supplement if any are taken. However, the underwriters are not required to take or pay for the Corporate Units covered by the underwriters' option described below.

     The underwriters initially propose to offer part of the Corporate Units directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer the Corporate Units to securities dealers at a price that represents a concession not in excess of $0.96 per Corporate Unit. Any underwriter may allow, and dealers may reallow, a concession not in excess of $0.10 per Corporate Unit to certain other dealers. After the initial offering of the Corporate Units, the offering price and other selling terms may from time to time be changed by the underwriters.

     We have granted to the underwriters an option, exercisable for 30 days from the date of the underwriting agreement, to purchase up to an additional 600,000 Corporate Units at the public offering price on the cover page of this prospectus supplement less underwriting discounts and commissions. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering. If the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of additional Corporate Units as the number set forth next to the underwriter's name in the preceding table bears to the total number of Corporate Units offered by the underwriters.

     Prior to this offering, there has been no public market for the Corporate Units. The Corporate Units have been approved for listing on the New York Stock Exchange under the symbol "HIG PrA" subject to official notice of issuance. The underwriters have advised us that they presently intend to make a market in the Corporate Units prior to the commencement of trading on the New York Stock Exchange. The underwriters are not obligated, however, to make a market in the Corporate Units and any such market making may be discontinued at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading markets for the Corporate Units.

     Subject to some exceptions, we have agreed with the underwriters not to offer, sell, contract to sell or otherwise dispose of any securities of The Hartford which are substantially similar to the common stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive common stock, but excluding the Equity Units, during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the underwriters.

     The following table shows the per unit and total public offering price, the underwriting discounts and commissions to be paid by us to the underwriters and the proceeds before expenses to us. The information is presented assuming either no exercise or full exercise by the underwriters of the over-allotment option.

                                          PER CORPORATE UNIT   WITHOUT OPTION   WITH OPTION
                                          ------------------   --------------   ------------
Public Offering Price...................        $50.00          $300,000,000    $330,000,000
Underwriting discount and commissions...        $ 1.60          $  9,600,000    $ 10,560,000
Proceeds, before expenses, to The
  Hartford..............................        $48.40          $290,400,000    $319,440,000

     In order to facilitate the offering of the Corporate Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Corporate Units. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Corporate Units for their own account. A short sale is covered if the short position is no greater than the number of Corporate Units available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing Corporate Units in the open market. In determining the source of Corporate Units to close out a covered short sale, the underwriters will consider, among other things, the open market price of the Corporate Units compared to the price available under the over-allotment option. The underwriters may also sell Corporate Units in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Corporate Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Corporate Units in the open market after pricing that could adversely affect investors who purchase Corporate Units in the offering. As an additional means of facilitating the offering of Corporate Units, the underwriters may bid for and purchase Corporate Units in the open market to stabilize the price of these Corporate Units. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Corporate Units in the offering, if the syndicate repurchases previously distributed Corporate Units in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Corporate Units above independent market levels or prevent or retard a decline in the market price of the Corporate Units. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Each underwriter has agreed that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Corporate Units or possesses or distributes this prospectus supplement or the accompanying prospectus and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the Corporate Units under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. We have no responsibility for an underwriter's compliance with applicable securities laws.

     We estimate that our portion of the total expenses of this offering will be approximately $500,000.

     Certain of the underwriters and their affiliates have provided, from time to time and may provide in the future, investment banking, commercial banking and other services to us. They have received customary fees and expenses for these transactions. In addition, certain of the underwriters are participating in a syndicate of underwriters currently offering our common stock.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make because of any of these liabilities.

                          VALIDITY OF THE EQUITY UNITS

     The validity of the purchase contracts and the underlying common stock will be passed upon for us by Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, and for the underwriters by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. The validity of the senior notes will be passed upon for us by Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022 and for the Underwriters by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. This statement supersedes the "Legal Opinions" section in the accompanying prospectus.

                                    EXPERTS

     The audited consolidated financial statements and schedules of The Hartford Financial Services Group, Inc. and subsidiaries incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in this prospectus supplement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for derivatives and hedging activities and the change in the method of accounting for recognition of interest income and impairment on purchased and retained beneficial interests in securitized financial assets as discussed in Note 1(b) to the financial statements. This statement supersedes the section entitled "Experts" in the accompanying prospectus.

                   SPECIAL NOTE REGARDING OUR FORMER AUDITORS

     Our consolidated financial statements as of December 31, 1999, 2000 and 2001 and for each of the three years then ended were audited by Arthur Andersen LLP. On March 14, 2002, Arthur Andersen LLP was indicted on, and on June 15, 2002 Arthur Andersen LLP was convicted of, federal obstruction of justice charges arising from the U.S. Government's investigation of Enron Corporation. On April 18, 2002, we announced that we engaged Deloitte & Touche LLP to replace Arthur Andersen LLP as our independent auditors.

     Arthur Andersen LLP has ceased practicing before the SEC. Although the SEC has indicated that it will continue to accept financial statements audited by Arthur Andersen LLP, there is no assurance that the SEC will continue to do so in the future. The ability of Arthur Andersen LLP to satisfy any claims arising from its provision of auditing services to us, including claims that could arise out of Arthur Andersen LLP's audit of our financial statements included in our periodic reports, prospectuses or registration statements filed with the SEC has been adversely affected by the events arising out of its conviction and cessation of practice before the SEC.

     When we seek to sell securities in the public capital markets, SEC rules require us to include or incorporate by reference in any prospectus three years of audited financial statements. Until our audited financial statements for the fiscal year ending December 31, 2004 become available in the first quarter of 2005, the SEC's current rules would require us to present audited financial statements for one or more fiscal years audited by Arthur Andersen LLP. Although we obtained the necessary consent and representations of Arthur Andersen LLP in connection with the filing of the registration statement of which this prospectus supplement forms a part, in connection with the filing of any post-effective amendment or subsequent registration statement we expect that we would not be able to obtain the necessary consent and representations from Arthur Andersen LLP. The audit partner and substantially all of the audit team who audited our financial statements are no longer with Arthur Andersen LLP, and the firm would likely not agree to issue a consent or make any representations in their absence. The SEC recently has provided regulatory relief designed to allow companies to dispense with the requirement to file a consent of Arthur Andersen LLP in certain circumstances. Although we currently believe we would meet the requirements to obtain this relief, if the SEC eliminates or modifies this relief or if we otherwise fail to qualify for it, we may not be able to satisfy the SEC requirements for a registration statement or for our periodic reports. In addition, in the event we are required to make any technical modifications, reclassifications, or restatements with respect to any of our prior financial statements that were audited by Arthur Andersen LLP, our ability to do so without obtaining a full re-audit of such financial statements by another independent accounting firm may be limited unless the SEC grants relief that would enable such revisions to be made without the need for a full re-audit.

PROSPECTUS

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                                DEBT SECURITIES
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
                                PREFERRED STOCK
                                  COMMON STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                              HARTFORD CAPITAL IV
                               HARTFORD CAPITAL V
                              HARTFORD CAPITAL VI

                        PREFERRED SECURITIES GUARANTEED
                        AS DESCRIBED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
                 BY THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     By this prospectus, we may offer from time to time up to $2,585,566,579 of any combination of the securities described in this prospectus.

     We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

     We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

     Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                 THE DATE OF THIS PROSPECTUS IS AUGUST 15, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................   ii
The Hartford Financial Services Group, Inc. ................    1
The Hartford Capital Trusts.................................    2
Use of Proceeds.............................................    4
Ratio of Earnings to Fixed Charges..........................    4
Description of the Debt Securities..........................    5
Description of Junior Subordinated Debentures...............   17
Description of Capital Stock of the Hartford Financial
  Services Group, Inc. .....................................   29
Description of Warrants.....................................   38
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................   39
Description of Preferred Securities.........................   40
Description of Guarantee....................................   52
Description of Corresponding Junior Subordinated
  Debentures................................................   54
Relationship Among The Preferred Securities, the
  Corresponding Junior Subordinated Debentures and the
  Guarantees................................................   57
Plan of Distribution........................................   59
Legal Opinions..............................................   60
Experts.....................................................   60
Where You Can Find More Information.........................   60
Incorporation By Reference..................................   60

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     We are a diversified insurance and financial services holding company. We are among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries. Our companies write insurance and reinsurance in the United States and internationally. At March 31, 2002, our total assets were $184.9 billion and our total stockholders' equity was $9.0 billion.

     We were formed in December 1985 as a wholly-owned subsidiary of ITT Corporation. On December 19, 1995, all our outstanding shares were distributed to ITT Corporation's stockholders and we became an independent company. On May 2, 1997, we changed our name from ITT Hartford Group, Inc. to our current name, The Hartford Financial Services Group, Inc.

     As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on the dividends from our insurance company subsidiaries, which are primarily domiciled in Connecticut, as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock, including preferred stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. Under these laws, the insurance subsidiaries may only make their dividend payments out of earned surplus. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

     - 10% of the insurer's policyholder surplus as of December 31 of the preceding year, and

     - net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

     The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Our insurance subsidiaries are permitted to pay us up to a maximum of approximately $577 million in dividends in 2002 without prior approval.

     Our rights to participate in any distribution of assets of any of our subsidiaries for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of March 31, 2002, claims by policyholders for benefits payable amounting to $45.5 billion, claims by separate account holders of $117.7 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $12.7 billion.

     Our principal executive offices are located at Hartford Plaza, Hartford, Connecticut 06115, and our telephone number is (860) 547-5000.

                          THE HARTFORD CAPITAL TRUSTS

     We created each trust as a statutory Delaware business trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. We will amend and restate each trust agreement in its entirety substantially in the form filed as an exhibit to the Registration Statement which includes this prospectus. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the "Trust Indenture Act."

     Each trust exists for the exclusive purposes of:

     - issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust,

     - issuing and selling to us common securities, representing undivided beneficial interests in the assets of the trust,

     - using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of junior subordinated deferrable interest debentures, which we refer to in this prospectus as the "corresponding junior subordinated debentures,"

     - distributing the cash payments it receives from the corresponding junior subordinated debentures it owns to you and the other holders of preferred securities and us, as the holder of common securities, and

     - engaging in the other activities that are necessary or incidental to these purposes.

     Accordingly, the corresponding junior subordinated debentures will be the sole assets of the trust, and payments under the corresponding junior subordinated debentures and the related expense agreement will be the sole revenue of the trust.

     We will own all of the common securities of each trust. The common securities of a trust will rank equally with and payments will be made pro rata with the preferred securities of the trust, except that if an event of default under a trust agreement then exists, our rights as holder of the common securities to payment of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities of the trust. See "Description of Preferred Securities -- Subordination of Common Securities."

     We will acquire common securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each trust. The preferred securities will represent the remaining approximately 97% of each trust's total capitalization.

     Unless we state otherwise in a prospectus supplement, each trust has a term of approximately 45 years. A trust may also terminate earlier. The trustees of each trust will conduct its business and affairs. As holder of the common securities we will appoint the trustees. Initially, the trustees will be:

     - Wilmington Trust Company, which will act as property trustee and as Delaware trustee, and

     - Two of our employees or officers or those of our affiliates, who will act as administrative trustees.

     Wilmington Trust Company, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the guarantee and the junior subordinated indenture pursuant to which we will issue the junior subordinated debentures. See "Description of Junior Subordinated Debentures" and "Description of Guarantee."

     The holder of the common securities of a trust, or the holders of a majority in liquidation preference of the preferred securities if an event of default under the trust agreement for the trust has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the trust. You will not have the right to vote to appoint, remove or replace the administrative trustees. Only we, as the holder of the common securities, will have these voting rights. The duties and obligations of the trustees are governed by the applicable trust agreement. We will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts.

     The principal executive office of each trust is Hartford Plaza, Hartford, Connecticut 06115, Attention: Secretary, and its telephone number is (860) 547-5000.

                                USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus, including the corresponding junior subordinated debentures issued to the trusts in connection with their investment of all the proceeds from the sale of preferred securities, for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:

                                                         THREE
                                                        MONTHS
                                                         ENDED
                                                       MARCH 31,        YEAR ENDED DECEMBER 31,
                                                      -----------   --------------------------------
                                                      2002   2001   2001   2000   1999   1998   1997
                                                      ----   ----   ----   ----   ----   ----   ----
Ratio of Consolidated Earnings to Fixed
  Charges(1)........................................  5.4    4.8    2.0    5.5    5.4    6.5    7.5
Ratio of Consolidated Earnings to Fixed Charges,
  including Interest Credited to
  Contractholders(2)................................  1.9    1.9    1.2    2.0    1.8    1.8    2.2

---------------

(1) Excluding the impact of the terrorist attack on September 11, 2001 of $678 million, the consolidated earnings to fixed charges ratio was 3.8 for the year ended December 31, 2001. Excluding the equity gain on the Hartford Life, Inc. initial public offering of $368 million, the consolidated earnings to fixed charges ratio was 6.1 for the year ended December 31, 1997.

(2) Excluding the impact of the terrorist attack on September 11, 2001 of $678 million, the consolidated earnings to fixed charges ratio, including interest credited to contractholders, was 1.6 for the year ended December 31, 2001. Excluding the equity gain on the Hartford Life, Inc. initial public offering of $368 million, the consolidated earnings to fixed charges ratio, including interest credited to contractholders, was 1.9 for the year ended December 31, 1997.

     For purposes of computing the ratio of consolidated earnings to fixed charges, "earnings" consists of income from operations before federal income taxes and fixed charges. "Fixed charges" consists of interest expense, capitalized interest, amortization of debt expense and an imputed interest component for rental expense. "Fixed charges, including interest credited to contractholders" also includes all interest paid or credited to the holders of our policies, annuities and investment contracts.

                       DESCRIPTION OF THE DEBT SECURITIES

     We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the "debt securities". The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

     We will issue the senior debt securities in one or more series under an indenture, which we refer to as the "senior indenture", dated as of October 20, 1995, between us and The Chase Manhattan Bank, as trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to as the "subordinated indenture", between us and the trustee to be named in the prospectus supplement relating to the offering of subordinated debt securities.

     The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which defines your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

THE DEBT SECURITIES ARE UNSECURED OBLIGATIONS

     Our debt securities will be unsecured obligations. Our senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. As a non-operating holding company most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See "-- Subordination under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

TERMS OF THE DEBT SECURITIES

     We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

     You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

     - title of the debt securities,

     - any limit upon the aggregate principal amount,

     - maturity date(s) or the method of determining the maturity date(s),

     - interest rate(s),

     - dates on which interest will be payable and circumstances in which interest may be deferred, if any,

     - dates from which interest will accrue and the method of determining dates from which interest will accrue,

     - place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange,

     - place or places where notices and demands relating to the debt securities and the indentures may be made,

     - redemption or early payment provisions,

     - sinking fund or similar provisions,

     - authorized denominations if other than denominations of $1,000,

     - currency, currencies, or currency units, if other than in U.S. dollars in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

     - any additions, modifications or deletions, in the event of default or covenants of The Hartford Financial Services Group, Inc. specified in the indenture relating to the debt securities,

     - if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

     - any additions or changes to the indenture necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

     - any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

     - whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

     - whether the debt securities will be issued in whole or in part in the form of one or more global securities,

     - identity of the depositary for global securities,

     - appointment of any paying agent(s),

     - the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash,

     - in the case of the subordinated indenture, any provisions regarding subordination, and

     - additional terms not inconsistent with the provisions of the indentures.

     Debt securities may also be issued under the indentures upon the exercise of the warrants. See "Description of Warrants."

SPECIAL PAYMENT TERMS OF THE DEBT SECURITIES

     We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

     The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, federal income tax considerations, specific terms and other information relating to the debt securities and the foreign currency units in the applicable prospectus supplement.

     If we use any index to determine the amount of payments of principal, of premium, if any, or interest on any series of debt securities, we will also describe the special federal income tax, accounting and other considerations applicable to the debt securities in the applicable prospectus supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount and bearing the same interest rate.

     You may present debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the indenture. We will appoint the trustees as securities registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

GLOBAL DEBT SECURITIES

     We may issue all or any part of a series of debt securities in the form of one or more global securities. We will identify the depository holding the global debt securities in the applicable prospectus supplement. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for the individual debt securities, a global security may not be transferred except:

     - by the depositary to its nominee,

     - by a nominee of the depositary to the depositary or another nominee, or

     - by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

     BENEFICIAL INTERESTS IN A GLOBAL SECURITY

     If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

     So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

     - will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

     - will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

     - will not be considered the owner or holder of the debt securities under the indenture.

     PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

     We will make principal, premium and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any principal, premium or interest payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as it is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

     ISSUANCE OF INDIVIDUAL DEBT SECURITIES

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

     Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.

PAYMENT AND PAYING AGENTS

     Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate. In addition, we may pay interest, except in the case of global debt securities, by check mailed to the address of the person entitled to the payment that appears in the securities register.

     Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

     Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

REDEMPTION

     Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund and will not be redeemable prior to their stated maturity except as described below.

     We may, at our option, redeem any series of debt securities on any interest payment date in whole or in part. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

     REDEMPTION PRICE

     Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal any accrued and unpaid interest to the redemption date, plus the greater of:

     - the principal amount, and

     - an amount equal to:

          - for debt securities bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

          - for debt securities bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below, to determine any redemption premium based upon the value of interest payable on an equivalent fixed rate debt security.

     The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the debt security prior to the stated maturity.

     The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a semiannual basis, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.

     The treasury rate is a per annum rate, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity for United States Treasury securities maturing at the stated maturity of the final payment of principal of the debt securities redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity, if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

     The discounted swap equivalent payments will equal the sum of:

     - the current value of the amount of principal that would have been payable by us at the stated maturity of the final payment of the principal of the debt securities redeemed. This calculation will take into account any required sinking fund payments, but will otherwise assume that we had not redeemed the debt security prior to the stated maturity, and

     - the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the debt securities being redeemed, taking into account any required sinking fund payments but otherwise assuming we had not redeemed the debt securities prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the debt securities, a termination date set at the stated maturity of the debt security and payment dates for both fixed and floating rate payers set at each interest payment date of the debt securities. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

     NOTICE OF REDEMPTION

     We will mail notice of any redemption of your debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into us or convey, transfer or lease to us its properties and assets substantially as an entirety, unless:

     - if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the debt securities,

     - immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

     - other conditions described in the indenture are met.

     The general provisions of the indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

LIMITATIONS UPON LIENS

     The indentures provide that neither we nor our subsidiaries may issue, assume or guarantee any indebtedness for money borrowed if the indebtedness is secured by a lien upon any of our principal property, any restricted subsidiaries, or on any shares of stock of any restricted subsidiary, whether the principal property or shares of stock are now owned or later acquired.

     GENERAL EXCEPTIONS

     The indentures permit us to incur secured debt if we provide that the debt securities will be secured equally and ratably with or in priority to the new secured indebtedness. In this event, we may also provide that any of our other indebtedness, including indebtedness guaranteed by us or the restricted subsidiary, will be secured equally with or in priority to the new secured indebtedness. Further, the restriction on incurring secured indebtedness will not apply to:

     - liens on property or shares of stock of any corporation existing at the time the corporation becomes a restricted subsidiary,

     - liens on property existing at the time it is acquired, or liens on property which secure the payment of the purchase price of the property, or liens on property which secure indebtedness incurred or guaranteed for the purpose of financing the purchase price of the property or the construction of that property, including improvements to existing property, which indebtedness is incurred or guaranteed within 180 days after the latest of the acquisition or completion of construction or commencement of operation of the property,

     - liens securing indebtedness owing by any restricted subsidiary to us or a wholly owned restricted subsidiary,

     - liens on the property of a corporation existing at the time the corporation is merged into or consolidated with us or a restricted subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other person as an entirety by us or a restricted subsidiary,

     - liens on our property or the property of a restricted subsidiary in favor of the United States of America or any state, agency, instrumentality or political subdivision of the United States of America, or in favor of any other country, or any political subdivision of that country, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to those liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of that property, and

     - any extension, renewal or replacement of any lien referred to in the five preceding clauses.

    EXCEPTIONS FOR SPECIFIED AMOUNT OF INDEBTEDNESS

     We and one or more restricted subsidiaries may, without securing the debt securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the above restrictions, provided that after doing so the aggregate amount of this indebtedness does not exceed 10% of consolidated net tangible assets. In computing the aggregate amount of indebtedness outstanding for purposes of the previous sentence, indebtedness issued, assumed or guaranteed pursuant to the above clauses is not included.

     When we use the term "consolidated net tangible assets", we mean the total amount of assets, less applicable reserves and other properly deductible items, after deducting:

     - all current liabilities, excluding any liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed, and

     - all segregated goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of The Hartford Financial Services Group, Inc. and its consolidated subsidiaries and prepared in accordance with generally accepted accounting principles. Our subsidiaries include any corporation where more than 50% of its voting stock is owned or controlled by us or by another subsidiary.

     When we use the term "principal property", we mean all land, buildings, machinery and equipment, and leasehold interests and improvements relating to these items, which would be reflected on our consolidated balance sheet prepared in accordance with generally accepted accounting principles, excluding all tangible property located outside the United States of America and excluding any tangible property which, in the opinion of our board of directors set forth in a board resolution, is not material to us and our consolidated subsidiaries taken as a whole.

     When we use the term "restricted subsidiary", we mean any subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the property, casualty and life insurance businesses. However, no subsidiary is a restricted subsidiary:

     - if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

     - if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

     As of the date of this prospectus, the following subsidiaries meet the definition of restricted subsidiaries: Hartford Fire, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company.

MODIFICATION AND WAIVER

     MODIFICATION

     We and the trustee may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

     - change the stated maturity of the principal of, or any installment of interest on, any outstanding debt security,

     - reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of, any outstanding debt security,

     - change the place of payment, or the coin or currency in which any outstanding debt security or the interest is payable,

     - impair your right to institute suit for the enforcement of any payment on or relating to any outstanding debt security after the stated maturity, or

     - change the amendment provisions of the indenture requiring the consent of the affected holders for waiver of compliance with the indenture or waiver of past defaults.

     WAIVER

     The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

     The holders of not less than a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities. However, a default in the payment of the principal of, or any interest on, any debt security of that series or relating to a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

EVENTS OF DEFAULT

     Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

     - default for 30 days in the payment of any interest when due,

     - default in the payment of principal, or premium, if any, at maturity,

     - default in the performance of any other covenant in the indenture for 60 days after written notice,

     - our bankruptcy, insolvency or reorganization,

     - acceleration or default in the payment of indebtedness for borrowed money in excess of $25,000,000, which has not been rescinded or annulled within 30 day after notice, or

     - any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

     We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

     EFFECT OF AN EVENT OF DEFAULT

     If an event of default exists, the trustee or the holders of not less than 25% in principal amount of a series of debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.

     Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

     LEGAL PROCEEDINGS AND ENFORCEMENT OF RIGHT TO PAYMENT

     You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in principal amount of the outstanding debt securities must have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

SATISFACTION AND DISCHARGE

     Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

     - have become due and payable, or

     - will become due and payable at their stated maturity within one year,

and we deposit or cause to be deposited with the trustee, in trust, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

DEFEASANCE

     Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we will be deemed to have paid and discharged the entire indebtedness on all the debt securities of a series at any time prior to their stated maturity or redemption when:

     - we have irrevocably deposited or caused to be deposited with the trustee, in trust, either:

          - sufficient funds to pay and discharge the entire indebtedness on the debt securities for the principal, premium, if any, and interest to the stated maturity or any redemption date, or

          - the amount of U.S. government securities as will, in the written opinion of independent public accountants delivered to the trustee, together with predetermined and certain income to accrue, without consideration of any reinvestment, be sufficient to pay and discharge when due the entire indebtedness on the debt securities for principal, premium, if any, and interest to the stated maturity or any redemption date; and

     - we have paid or caused to be paid all other sums payable on the debt securities; and

     - we have delivered to the trustee an officer's certificate and an opinion of counsel to the effect that:

          - we have received from, or there has been published by, the Internal Revenue Service a ruling, or

          - since the date of execution of the applicable indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that the deposit and related defeasance would not cause you to recognize income, gain or loss for federal income tax purposes; and

     - we have delivered to the trustee an opinion of counsel that neither we nor the trust held by the trustee will immediately after the deposit just described be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940; and

     - we have delivered to the trustee the other officer's certificates and opinions of counsel as may be required by the indenture, each stating that all conditions precedent relating to the satisfaction and discharge of the entire indebtedness on all debt securities have been complied with.

     The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it would have become due and payable.

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

CONVERSION OR EXCHANGE

     We may convert or exchange the debt securities into common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     In the subordinated indenture, we have agreed that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

     If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

     We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities if:

     - a default in any payment on senior debt then exists,

     - an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

     - any judicial proceeding is pending in connection with default.

     When we use the term "debt" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

     - every obligation of that person for money borrowed,

     - every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

     - every reimbursement obligation of that person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that person,

     - every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

     - every capital lease obligation of that person, and

     - every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which that person has guaranteed or is responsible or liable for, directly or indirectly, including as obligor.

     When we use the term "senior debt" we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Hartford

Financial Services Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

     However, senior debt will not include:

     - any debt of The Hartford Financial Services Group, Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to The Hartford Financial Services Group, Inc.,

     - any debt of The Hartford Financial Services Group, Inc. to any of its subsidiaries,

     - debt to any employee of The Hartford Financial Services Group, Inc.,

     - any liability for taxes, and

     - indebtedness or monetary obligations to trade creditors or assumed by The Hartford Financial Services Group, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

     We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the debt securities will be effectively subordinated to all our existing and future liabilities, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. You should rely only on our assets for payments of interest and principal and premium, if any. The payment of dividends by our insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

     The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

GOVERNING LAW

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE TRUSTEES

     Each of the trustees acts as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.

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

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     We will issue the junior subordinated debentures in one or more series under a junior subordinated indenture, as supplemented from time to time, between us and Wilmington Trust Company, as debenture trustee.

     The following description of the terms of the junior subordinated debentures is a summary. It summarizes only those terms of the junior subordinated debentures which we believe will be most important to your decision to invest in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debentures. The junior subordinated indenture is filed as an exhibit to the Registration Agreement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated indenture.

RANKING OF THE JUNIOR SUBORDINATED DEBENTURES

     Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures, and will be unsecured and subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior debt. See "-- Subordination."

     As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should rely only on our assets for payments on the junior subordinated debentures. The payment of dividends by our insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See
"-- Subordination" and the prospectus supplement relating to any offering of securities.

TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

     We may issue the junior subordinated debentures in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

     You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debentures. These may include:

     - the title and any limit upon the aggregate principal amount,

     - the date(s) on which the principal is payable or the method of determining those date(s),

     - the interest rate(s) or the method of determining these interest rate(s),

     - the date(s) on which interest will be payable or the method of determining these date(s),

     - the circumstances in which interest may be deferred, if any,

     - the regular record date or the method of determining this date,

     - the place or places where we may pay principal, premium, if any, and interest,

     - conversion or exchange provisions, if any,

     - the redemption or early payment provisions,

     - the authorized denominations,

     - the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debentures,

     - additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated indenture,

     - any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

     - whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

     - whether we will issue the junior subordinated debt securities in whole or in part in the form of one or more global securities,

     - the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debentures into preferred securities or other securities, and

     - additional terms not inconsistent with the provisions of the junior subordinated indenture.

SPECIAL PAYMENT TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

     We may issue junior subordinated debentures at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States Federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

     The purchase price of any of the junior subordinated debentures may be payable in one or more foreign currencies or currency units. The junior subordinated debentures may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debentures may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, federal income tax considerations, specific terms and other information relating to the junior subordinated debentures and the foreign currency units in the applicable prospectus supplement.

     If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, we will also describe special federal income tax, accounting and other considerations relating to the junior subordinated debentures in the applicable prospectus supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debentures only in registered form without coupons in denominations of $25 and any integral multiple of $25. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

     You may present junior subordinated debentures for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the indenture. We will appoint the trustees as securities registrars under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent

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

in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

     If we redeem any junior subordinated debentures, neither we nor the debenture trustee will be required to:

     - issue, register the transfer of, or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or

     - transfer or exchange any junior subordinated debentures selected for redemption, except for any portion not redeemed of any junior subordinated debenture that is being redeemed in part.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     We may issue a series of junior subordinated debentures in the form of one or more global junior subordinated debentures. We will identify the depositary holding the global junior subordinated debentures in the applicable prospectus supplement. We will issue global junior subordinated debentures only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debenture, a global junior subordinated debenture may not be transferred except:

     - by the depositary to its nominee,

     - by a nominee of the depositary to the depositary or another nominee, or

     - by the depositary or any nominee to a successor depositary, or any nominee of the successor.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

     BENEFICIAL INTERESTS IN A GLOBAL JUNIOR SUBORDINATED DEBENTURE

     If we issue a global junior subordinated debenture, the depositary for the global junior subordinated debenture or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debentures represented by the global junior subordinated debenture to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debentures, or by us if the junior subordinated debentures are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debenture will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debenture.

     So long as the depositary or its nominee is the registered owner of the global junior subordinated debenture, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated indenture. Except as provided below, you:

     - will not be entitled to have any of the individual junior subordinated debentures represented by the global junior subordinated debenture registered in your name,

     - will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form, and

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

     - will not be considered the owner or holder of the junior subordinated debenture under the junior subordinated indenture.

     PAYMENTS OF PRINCIPAL, PREMIUM AND INTEREST

     We will make principal, premium and interest payments on global junior subordinated debentures to the depositary that is the registered holder of the global junior subordinated debenture or its nominee. The depositary for the junior subordinated debentures will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debenture and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debenture as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debenture held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

     ISSUANCE OF INDIVIDUAL JUNIOR SUBORDINATED DEBENTURES

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debentures is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures, determine not to have any junior subordinated debentures represented by one or more global junior subordinated debentures. If that occurs, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture.

     Further, we may specify that you may, on terms acceptable to us, the debenture trustee and the depositary for the global junior subordinated debenture, receive individual junior subordinated debentures in exchange for your beneficial interest in a global junior subordinated debenture, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures. In that instance, you will be entitled to physical delivery of individual junior subordinated debentures equal in principal amount to that beneficial interest and to have the junior subordinated debentures registered in your name. Unless we otherwise specify, those individual junior subordinated debentures will be issued in denominations of $25 and integral multiples of $25.

PAYMENT AND PAYING AGENTS

     Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debentures at the office of the debenture trustee in the City of New York or at the office of any paying agent that we may designate. In addition, we may pay interest:

     - except in the case of global junior subordinated debentures, by check mailed to the address of the person entitled to the payment that appears in the securities register, or

     - by transfer to an account maintained by the person entitled to the payment as specified in the securities register.

     Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debentures to the registered owner of the junior subordinated debenture at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any

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

time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debentures.

     Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debenture that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

REDEMPTION

     Unless we state otherwise in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

     We may, at our option, redeem any series of junior subordinated debentures on any interest payment date in whole or in part. We may redeem junior subordinated debentures in denominations larger than $25 but only in integral multiples of $25.

     REDEMPTION PRICE

     Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debenture redeemed will equal any accrued and unpaid interest to the redemption date, plus the greater of:

     - the principal amount, and

     - an amount equal to:

          - for junior subordinated debentures bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

          - for junior subordinated debentures bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below, to determine any redemption premium based upon the value of interest payable on an equivalent fixed rate junior subordinated debenture.

     The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the junior subordinated debenture prior to the stated maturity.

     The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis, whichever corresponds to the interest payment date periods of the related series of junior subordinated debentures, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.

     The treasury rate is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect monthly or quarterly compounding in the case of junior subordinated debentures having monthly or quarterly interest payment dates for United States Treasury securities maturing at the stated maturity of the final payment of principal of the junior subordinated debentures redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

     The discounted swap equivalent payments will equal the sum of:

     - the current value of the amount of principal that would have been payable by us pursuant to the terms of the junior subordinated debenture at the stated maturity of the final payment of the principal of the junior subordinated debentures. This calculation will take into account any required sinking fund payments but will otherwise assume that we had not redeemed the junior subordinated debenture prior to the stated maturity, and

     - the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the junior subordinated debentures being redeemed, taking into account any required sinking fund payment, but otherwise assuming we had not redeemed the junior subordinated debenture prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the junior subordinated debentures, a termination date set at the stated maturity of the junior subordinated debentures and payment dates for both fixed and floating rate payers set at each interest payment date of the junior subordinated debentures. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

     DEBENTURE TAX EVENT REDEMPTION

     Unless we state otherwise in the applicable prospectus supplement, if a debenture tax event relating to a series of junior subordinated debentures then exists, we may, at our option, redeem the series of junior subordinated debentures in whole, but not in part, on any interest payment date within 90 days of the debenture tax event occurring. The redemption price will equal the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     A "debenture tax event" occurs when we receive an opinion of counsel experienced in these matters to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date we issue the applicable series of junior subordinated debentures, there is more than an insubstantial risk that interest payable by us on the series of junior subordinated debentures is not, or within 90 days of that date, will not be, deductible, in whole or in part, for United States federal income tax purposes.

     NOTICE OF REDEMPTION

     We will mail notice of any redemption of your junior subordinated debentures at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or the portions called for redemption.

OPTION TO EXTEND INTEREST PAYMENT DATE

     If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debentures to extend the interest payment period for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. We will describe the federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

     If we exercise this right, during the extension period we and our subsidiaries may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

     - make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions on our common stock,

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

     - payments under any guarantee.

MODIFICATION OF INDENTURE

     We and the debenture trustee may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the holders of the corresponding series of preferred securities so long as they remain outstanding. We may also amend the junior subordinated indenture to maintain the qualification of the indenture under the Trust Indenture Act.

     We and the debenture trustee may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debentures affected, modify the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

     - change the stated maturity of the junior subordinated debentures,

     - reduce the principal amount of the junior subordinated debentures,

     - reduce the rate or extend the time of payment of interest on the junior subordinated debentures, or

     - reduce the percentage of principal amount of the junior subordinated debentures, the holders of which are required to consent to the modification of the junior subordinated indenture.

     In the case of corresponding junior subordinated debentures, so long as any of the corresponding series of preferred securities remain outstanding:

     - no such modification may be made that adversely affects the holders of the preferred securities,

     - no termination of the junior subordinated indenture may occur, and

     - no waiver of any debenture event of default or compliance with any covenant under the junior subordinated indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the preferred securities unless the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest on the corresponding junior subordinated debentures have been paid in full and other conditions are satisfied.

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

     In addition, we and the debenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

DEBENTURE EVENTS OF DEFAULT

     Under the terms of the junior subordinated indenture, each of the following constitutes a debenture event of default for a series of junior subordinated debentures:

     - failure for 30 days to pay any interest on the series of junior subordinated debentures when due, subject to the deferral of any due date in the case of an extension period,

     - failure to pay any principal or premium, if any, on the series of junior subordinated debentures when due, including at maturity, upon redemption or by declaration,

     - failure to observe or perform in any material respect specified other covenants contained in the indenture for 90 days after written notice from the debenture trustee or the holders of at least 25% in principal amount of the relevant series of outstanding junior subordinated debentures,

     - our bankruptcy, insolvency or reorganization, or

     - any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

     EFFECT OF EVENT OF DEFAULT

     The holders of a majority in outstanding principal amount of the series of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, if the debenture trustee or the holders of the corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right.

     WAIVER OF EVENT OF DEFAULT

     The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures may annul the declaration and waive the default if:

     - the default is other than our non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration,

     - the default has been cured, and

     - we have deposited with the debenture trustee a sum sufficient to pay all matured installments of interest and principal due other than by acceleration.

     The holders of a majority in outstanding principal amount of the junior subordinated debentures affected by the default may, on behalf of the holders of all the junior subordinated debentures, waive any past default, except:

     - a default in the payment of principal or interest, unless the default has been cured and we have deposited with the debenture trustee a sum sufficient to pay all matured installments of interest and principal due other than by acceleration, or

     - a default relating to a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

     We are required under the junior subordinated indenture to file annually with the junior subordinated indenture trustee a certificate of compliance.

     If a debenture event of default then exists as to a series of corresponding junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the indenture, to be due and payable and to enforce its other rights as a creditor in connection with the corresponding junior subordinated debentures.

     DIRECT ACTIONS BY PREFERRED SECURITYHOLDERS

     If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is payable, you, as a holder of preferred securities, may institute a legal proceeding directly against us, which we refer to in this prospectus as a "direct action," for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of your related preferred securities.

     We may not amend the junior subordinated indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934. We have the right under the junior subordinated indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action. You will not be able to exercise directly any other remedy available to holders of the corresponding junior subordinated debentures.

     You will not be able to exercise directly any remedies other than those described in the preceding paragraph available to holders of the junior subordinated debentures unless there has been an event of default under the trust agreement.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

     - if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debentures,

     - immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default,

     - in the case of corresponding junior subordinated debentures, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee, and

     - other conditions described in the junior subordinated indenture are met.

     The general provisions of the junior subordinated indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

SATISFACTION AND DISCHARGE

     The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

     - have become due and payable, or

     - will become due and payable at their stated maturity within one year,

and we deposit or cause to be deposited with the debenture trustee, in trust, an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated indenture.

CONVERSION OR EXCHANGE

     We may convert or exchange the junior subordinated debentures into preferred securities or other securities. If so, we will describe the specific terms on which junior subordinated debentures may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the preferred securities you would receive would be converted or exchanged.

SUBORDINATION

     In the junior subordinated indenture, we have agreed that any junior subordinated debentures will be subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the property trustee on behalf of the holders, will be entitled to receive or retain any payment of the principal, premium, if any, or interest on the junior subordinated debentures.

     If the maturity of any junior subordinated debentures is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

     We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debentures if:

     - a default in any payment on senior debt then exists,

     - an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

     - any judicial proceeding is pending in connection with a default.

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

     When we use the term "debt", we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

     - every obligation of that person for money borrowed,

     - every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

     - every reimbursement obligation of that person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the person,

     - every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

     - every capital lease obligation of that person, and

     - every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which the person has guaranteed or is responsible or liable for, directly or indirectly, including as obligor.

     When we use the term "senior debt" we mean the principal, premium, if any, and interest on debt, whether incurred on, prior to or after the date of the junior subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the junior subordinated debentures or to other debt which ranks equally with, or junior to, the junior subordinated debentures. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Hartford Financial Services Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

     However, senior debt will not include:

     - any debt of The Hartford Financial Services Group, Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy code, was without recourse to The Hartford Financial Services Group, Inc.,

     - any debt of The Hartford Financial Services Group, Inc. to any of its subsidiaries,

     - debt to any employee of The Hartford Financial Services Group, Inc.,

     - any liability for taxes,

     - indebtedness or monetary obligations to trade creditors or assumed by The Hartford Financial Services Group, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

     - any other junior subordinated debentures issued pursuant to the Junior Subordinated Indenture, dated as of February 28, 1996 and the Junior Subordinated Indenture, dated as of October 30, 1996.

     We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. You should rely only on our assets for payments of interest and principal and premium, if any. The payment of dividends by our insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     The junior subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

     The indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debentures prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debentures.

GOVERNING LAW

     The junior subordinated indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The debenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the debenture trustee is not required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The debenture trustee is not required to expend or risk its own funds or incur personal financial liability in performing its duties if the debenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

                        DESCRIPTION OF CAPITAL STOCK OF
                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     Our Amended and Restated Certificate of Incorporation, as amended effective May 1, 2002, provides that our authorized capital stock is 800,000,000 shares. These shares consist of:

     - 50,000,000 shares of preferred stock, par value $.01 per share, of which 300,000 shares were designated as Series A Participating Cumulative Preferred Stock; and

     - 750,000,000 shares of common stock, par value $.01 per share.

     As of April 30, 2002, we had 247,428,540 outstanding shares of common stock. Holders of common stock have received a right entitling them, when the right becomes exercisable, to purchase shares of Series A Participating Cumulative Preferred Stock. See "-- Rights Agreement." No shares of preferred stock are currently outstanding.

     No holders of any class of our capital stock are entitled to preemptive rights.

     In general, the classes of authorized capital stock are afforded preferences in relation to dividends and liquidation rights in the order listed above. Our board of directors is empowered, without approval of our stockholders, to cause the preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by our board of directors include the dividend rights, voting rights, redemption rights, liquidation preferences, if any, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting that series and the terms and conditions of the issue of the shares.

     The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws, and not this summary, which defines your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

COMMON STOCK

     Subject to any preferential rights of any preferred stock created by our board of directors, as a holder of our common stock you are entitled to dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent our board of directors specifies voting power for any preferred stock that is issued.

     As a holder of our common stock, you are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors. In the event of our liquidation, dissolution or winding-up, you will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol "HIG".

     The transfer agent and registrar for our common stock is The Bank of New York.

PREFERRED STOCK

     We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering.

     We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged.

     On October 10, 1995, our board of directors declared a dividend of rights to holders of record of our common stock outstanding as of the close of business on December 19, 1995, with respect to common stock issued after that date until the distribution date, and, in certain circumstances, with respect to common stock issued after the distribution date. When those rights become exercisable, holders of the rights will be entitled to purchase shares of Series A Participating Cumulative Preferred Stock. See "-- Rights Agreement."

DEPOSITARY SHARES

     GENERAL TERMS

     We may elect to offer depositary shares representing receipts for fractional interests in preferred stock, rather than full shares of preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

     We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in a prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption, subscription and liquidation rights.

     The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement which we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement which are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

     DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received on the preferred stock to you in proportion to the number of depositary shares that you own.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

     REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable in relation to the series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

     VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which you are entitled to vote, the depositary will mail to you the information contained in that notice of meeting. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock if it does not receive specific instructions from you.

     AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement will terminate if:

     - all outstanding depositary shares have been redeemed, or

     - there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up and the distribution has been distributed to you.

     RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by you and any redemption of the preferred stock. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

     MISCELLANEOUS

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.

     Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, you or other persons believed to be competent and on documents we and the depositary believe to be genuine.

PROVISIONS OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BY-LAWS THAT MAY DELAY OR MAKE MORE DIFFICULT UNSOLICITED ACQUISITIONS OR CHANGES OF OUR CONTROL

     Some provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interest and the best interests of our shareholders.

     Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although the proposals, if made, might be considered desirable by a majority of our shareholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

     These provisions include:

     - the availability of capital stock for issuance from time to time at the discretion of our board of directors (see "-- Authorized and Outstanding Capital Stock" and "-- Preferred Stock"),

     - prohibitions against shareholders calling a special meeting of shareholders or acting by written consent instead of a meeting,

     - requirements for advance notice for raising business or making nominations at shareholders' meetings, and

     - the ability of our board of directors to increase the size of the board and to appoint directors to fill newly created directorships.

     NO SHAREHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide that shareholder action can be taken only at an annual or special meeting and cannot be taken by written consent instead of a meeting. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws also provide that special meetings of shareholders can be called only by the chairman of our board of directors or by a vote of the majority of the entire board of directors. Furthermore, our Amended and Restated By-laws provide that only such business as is specified in the notice of any special meeting of shareholders may come before the meeting.

     ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS

     Our By-laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. The only business that may be conducted at an annual meeting of shareholders is business that has been brought before the meeting by, or at the direction of, the board of directors, or by a shareholder who has given to the secretary of the company timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The chairman of the meeting will have the authority to make these determinations. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

     To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be received by the company's secretary not later than 90 days prior to the anniversary date for the immediately preceding annual meeting, or not more than 10 days after the first public disclosure of the originally scheduled date of the annual meeting, whichever is earlier.

     Similarly, notice of nominations to be brought before a special meeting of shareholders for the election of directors must be delivered to the secretary no later than the close of business on the seventh day following the day on which notice of the date of the special meeting of shareholders is given.

     The notice of any nomination for election as a director is required to state:

     - the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,

     - a representation that the shareholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

     - a description of all arrangements or understandings relating to the nomination between the shareholder and each nominee and any other person or persons, naming those persons, all other information regarding each nominee proposed by the shareholder that would have been required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by our board of directors, and

     - the consent of each nominee to serve as a director if so elected.

     NUMBER OF DIRECTORS; FILLING OF VACANCIES

     Our Amended and Restated By-laws provide that newly created directorships resulting from any increase in the authorized number of directors, or any vacancy, may be filled by a vote of a majority of directors then in office, subject to the requirement in the Amended and Restated By-laws that the majority of directors holding office immediately after the election must be "independent directors," as defined in the Amended and Restated By-laws. Accordingly, our board of directors may be able to prevent any shareholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees.

RIGHTS AGREEMENT

     THE HARTFORD FINANCIAL SERVICES GROUP, INC. RIGHTS

     On October 10, 1995, our board of directors declared a dividend of one right for each share of common stock outstanding as of the close of business on December 19, 1995, with respect to common stock issued after that date until the distribution date, and, in certain circumstances, with respect to common stock issued after the distribution date.

     On May 21, 1998, our board of directors declared a two-for-one stock split effected in the form of a 100% stock dividend distributed on July 15, 1998 to stockholders of record as of June 24, 1998. Before our board of directors declared the two-for-one stock split, the rights entitled the registered holder to purchase from us, when it became exercisable, one one-thousandth (1/1000th) of a share of Series A Participating Cumulative Preferred Stock, at a price of $220 for each right, subject to adjustment in specific circumstances. As a result of the stock split, the terms of the rights were adjusted so that the holder of a right may purchase from us, when it becomes exercisable, one-two thousandth (1/2000th) of a share of Series A Participating Cumulative Preferred Stock, at a price of $110 for each right, subject to adjustment in specific circumstances.

     Each right is subject to redemption at a price of $.005 per share. The terms of the rights are described in the rights agreement, dated as of November 1, 1995, between us and The Bank of New York, as rights agent. The rights will not be exercisable until the distribution date and will expire on November 1, 2005, unless earlier redeemed by us as described below. Until a right is exercised, the holder of the right will not as a result of holding that right have rights as a shareholder of our company including the right to vote or to receive dividends with respect to the rights or the Series A Participating Cumulative Preferred Stock relating to the right.

     The following description of the terms of the rights is a summary. It summarizes only those terms of the rights which we believe will be most important to your decision to invest in our common stock. You should keep in mind, however, that it is the rights agreement, and not this summary, which defines your rights as a holder of our rights. There may be other provisions in the rights agreement which are also important to you. You should read the rights agreement for a full description of the terms of the rights. The rights agreement is filed as an exhibit to the Registration Agreement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the rights agreement.

     DISTRIBUTION DATE

     Under the rights agreement, the distribution date is the earlier of:

     - the time that we learn that a person or group, including any affiliate or associate of the person or group, has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of our common stock (we refer to that person or group as an "acquiring person"), unless provisions preventing accidental triggering of the distribution of the rights apply, and

     - the close of business on the date, if any, that may be designated by our board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for more than 15% or more of the outstanding shares of our common stock.

     A person or group, or any affiliate or associate of the person or group, however, that inadvertently acquires more than 15% of the outstanding shares of our common stock will not be deemed to be an acquiring person provided that person or group reduces its percentage of beneficial ownership to less than 15% of the outstanding shares of our common stock by the close of business on the fifth business day after notice from us that that person's or group's ownership interest exceeds 15% of the outstanding shares of our common stock. That person or group will be deemed to be an acquiring person at the end of that five business day period absent such reduction.

     EVIDENCE OF RIGHTS

     Until the distribution date, the rights will be evidenced by the certificates for common stock rather than separate right certificates. Therefore, from the issuance date until the distribution date, you will be able to transfer the rights only with the common stock and each transfer of common stock will also transfer the associated rights. As soon as practicable following the distribution date, we will mail separate certificates evidencing the rights to holders of record of the common stock as of the close of business on the distribution date, and to each initial record holder of common stock originally issued after the distribution date. These separate certificates alone will then evidence the rights.

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     ADJUSTMENTS

     The number of Series A Participating Cumulative Preferred Stock or other securities that we will issue upon exercise of the rights, the purchase price, the redemption price and the number of rights associated with each share of common stock are all subject to adjustment from time to time if there is any change in the common stock or the Series A Participating Cumulative Preferred Stock. An adjustment may be made as a result of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization or any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of common stock or Series A Participating Cumulative Preferred Stock.

     We may, but we are not required to, issue fractions of rights or distribute right certificates which evidence fractional rights. Instead of issuing fractional rights, we may make a cash payment based on the market price of those rights. In addition, we may, but we are not required to, issue fractions of shares upon the exercise of the rights or distribute certificates which evidence fractional Series A Participating Cumulative Preferred Stock. Instead of fractional Series A Participating Cumulative Preferred Stock, we may utilize a depositary arrangement as provided by the terms of the Series A Participating Cumulative Preferred Stock and, for fractions other than one-two thousandth (1/2000th) of a Series A Participating Cumulative Preferred Stock or integral multiples, may make a cash payment based on the market price of those shares.

     TRIGGERING EVENT AND EFFECT OF TRIGGERING EVENT

     Any time there is an acquiring person, the rights will entitle you, provided you are not the acquiring person, to purchase, for the purchase price of the rights, that number of one-two thousandth (1/2000th) of a Series A Participating Cumulative Preferred Stock equivalent to the number of shares of common stock which at the time of that event would have a market value of twice the purchase price.

     If we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person that is a publicly traded corporation, or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred in one or more transactions to an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded corporation, each right will entitle you, subject to the next paragraph, to purchase, for the purchase price of the right, that number of common shares of that corporation which at the time of the transaction would have a market value of twice the purchase price. If we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded entity or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred in one or more transactions to an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded entity, each right will entitle you, subject to the next paragraph, to purchase, for the purchase price of the right, at your option:

     - that number of shares of the surviving corporation which at the time of the transaction would have a book value of twice the purchase price,

     - that number of shares of that entity which at the time of the transaction would have a book value of twice the purchase price, or

     - if that entity has an affiliate which has publicly traded common shares, that number of common shares of that affiliate which at the time of the transaction would have market value of twice the purchase price.

     Any rights that are at any time beneficially owned by an acquiring person, or any affiliate or associate of an acquiring person, will be null and void and nontransferable. Any holder of that right, including any purported transferee or subsequent holder, will be unable to exercise or transfer the right.

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

     REDEMPTION

     At any time prior to the earlier of:

     - the time a person or group becomes an acquiring person, and

     - November 1, 2005,

our board of directors may redeem the rights in whole, but not in part, at a price, which we refer to in this prospectus as the "redemption price," in cash or common stock or other securities deemed by our board of directors to be at least equivalent in value, to $.005 per right. This amount is subject to adjustment as provided in the rights agreement. Immediately upon the action of our board of directors ordering the redemption of the rights, and without any further action and without any notice, your right to exercise the rights will terminate and your only right as a holder of rights will be to receive the redemption price. Within 10 business days after the action of our board of directors ordering the redemption of the rights, we will give notice of the redemption to the holders of the then outstanding rights by mail. We will state the method by which we will pay the redemption price in the notice of redemption.

     In addition, at any time after there is an acquiring person, our board of directors may elect to exchange each right, other than rights that have become null and void and nontransferable as described above, for a consideration per right consisting of one-half of the securities that would be issuable at that time upon exercise of one right.

     AMENDMENT

     At any time prior to the distribution date, we may, without your approval, supplement or amend any provision of the rights agreement, including, without limitation, the distribution date, the definition of acquiring person, the time during which the rights may be redeemed or the terms of the Series A Participating Cumulative Preferred Stock. However, we will not supplement or amend the rights agreement to reduce the redemption price or provide for an earlier expiration date. After the distribution date and subject to applicable law, we may amend the rights agreement without your approval:

     - to cure any ambiguity or to correct or supplement any provision contained in the rights agreement which may be defective or inconsistent with any other provision of the rights agreement, or

     - to make any other provision which we may deem necessary or desirable and which will not adversely affect the interests of the holders of right certificates.

     Any supplement or amendment adopted during any period after any person or group has become an acquiring person but prior to the distribution date will be null and void unless that supplement or amendment could have been adopted under the prior sentence after the distribution date.

     EFFECT OF THE RIGHTS AGREEMENT

     The rights agreement is designed to protect you in the event of unsolicited offers to acquire us and other coercive takeover tactics which, in the opinion of our board of directors, could impair our ability to represent your interests. The provisions of the rights agreement may render an unsolicited takeover more difficult or less likely to occur or might prevent such a takeover, even though that takeover may offer you the opportunity to sell your stock at a price above the prevailing market rate and may be favored by a majority of our shareholders.

RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS

     Although our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws do not contain any provision restricting ownership as a result of the application of various state insurance laws, these laws will be a significant deterrent to any person interested in acquiring control of our company. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of our company. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, or 5% or more, in the case of the Florida insurance holding company laws, unless the applicable insurance regulatory authorities determine otherwise.

DELAWARE GENERAL CORPORATION LAW

     The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation. Under Section 203, with some exceptions, a Delaware corporation may not engage in a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder," for a period of three years from the date that person became an interested stockholder unless:

     - the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder,

     - upon consummation of the transaction which results in the shareholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by employee stock plans, or

     - on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of shareholders.

     Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

     - the owner of 15% or more of the outstanding voting stock of the corporation, or

     - an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

     Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. This stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Amended and Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

     Section 203 makes it more difficult for a person who would be an interested stockholder to effect business combinations with a corporation for a three-year period, although the shareholders may elect to exclude a corporation from the restrictions imposed. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

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

                            DESCRIPTION OF WARRANTS

     We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other of our securities. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the other warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

     The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the Registration Agreement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

DEBT WARRANTS

     We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

     - the title of the debt warrants,

     - the debt securities for which the debt warrants are exercisable,

     - the aggregate number of the debt warrants,

     - the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

     - the procedures and conditions relating to the exercise of the debt warrants,

     - the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

     - the date, if any, from which you may separately transfer the debt warrants and the related securities,

     - the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

     - the maximum or minimum number of the debt warrants which you may exercise at any time,

     - if applicable, a discussion of material United States federal income tax considerations,

     - any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

     - the terms of the securities you may purchase upon exercise of the debt warrants.

     You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

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

OTHER WARRANTS

     We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

     - the title of the warrant,

     - the securities, which may include preferred stock or common stock, for which you may exercise the warrants,

     - the price or prices at which we will issue the warrants,

     - if applicable, the designation and terms of the preferred stock or common stock issued with the warrants, the designation and terms of the preferred stock or common stock issued with the warrants, and the number of warrants issued with each share of preferred stock or common stock,

     - if applicable, the date from which you may separately transfer the warrants and the related preferred stock or common stock,

     - if applicable, a discussion of material United States federal income tax considerations, and

     - any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

     We will also describe in the applicable prospectus supplement the amount of securities called for by the warrants, any amount of warrants outstanding, and any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock or common stock purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon the exercise.

EXERCISE OF WARRANTS

     We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

     We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating you to purchase from us, and for us to sell to you, a specific number of shares of common stock or preferred stock at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue the stock purchase contract separately or as a part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock under the purchase contracts. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will

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

describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

                      DESCRIPTION OF PREFERRED SECURITIES

     The trustees of each trust will issue preferred securities and common securities of the trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. As a holder of trust preferred securities, you will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

     The following description of the terms of the form of trust agreement is a summary. It summarizes only those portions of the form of trust agreement which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the trust agreement, and not this summary, which defines your rights as a holder. There may be other provisions in the trust agreement which are also important to you. You should read the form of trust agreement itself for a full description of the terms of the preferred securities. The form of trust agreement is filed as an exhibit to the Registration Statement. See "Where You Can Find More Information" for information on how to obtain a copy of the trust agreement.

RANKING OF PREFERRED SECURITIES

     The preferred securities of a trust will rank equally, and we will make payments proportionately, with the common securities of the trust except as described under "-- Subordination of Common Securities." The preferred securities of each trust represent preferred undivided beneficial interests in the assets of the trust. The property trustee will hold legal title to the corresponding junior subordinated debentures in trust for the benefit of the holders of the related preferred securities and common securities.

     Each guarantee agreement that we execute for your benefit, as a holder of preferred securities of a trust, will be a guarantee on a subordinated basis with respect to the related preferred securities. However, our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the related trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS ON THE PREFERRED SECURITIES

     The trust will pay the distributions on the preferred securities and common securities at a rate specified in the prospectus supplement.

     The amount of distributions the trust must pay for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we otherwise specify in the applicable prospectus supplement. Distributions that are in arrears may bear interest at the rate per annum specified in the applicable prospectus supplement. The term "distributions" as we use it in this prospectus includes any additional amounts provided in the corresponding trust agreement.

     Distributions on the preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. If any date on which distributions are payable on the preferred securities is not a business day, the trust will instead make the payment on the next succeeding day that is a business day, and without any interest or other payment on account of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day. In each case payment will be made with the same force and effect as if made on the date the payment was originally due. When we use the term "business day" in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to

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

remain closed or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

     If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, the contract that provides the terms for the corresponding junior subordinated debentures, to extend the interest payment period for a specified number of periods. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. As a consequence of any extension, distributions on the corresponding preferred securities would be deferred by the trust during the extension period. These distributions would continue to accumulate additional distributions at the rate per annum set form in the prospectus supplement.

     If we exercise this right, during the extension period we and our subsidiaries may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

     - make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions on our common stock,

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

     - payments under any guarantee.

     We anticipate that the revenue of each trust available for distribution to you, as a holder of preferred securities, will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its preferred securities and its common securities. See "Description of Corresponding Junior Subordinated Debentures."

     If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the corresponding preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of these distributions is guaranteed by us on a limited basis as set forth under "Description of Guarantee."

     The trust will pay distributions on the preferred securities to you provided you are entered in the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record date will be one business day prior to the relevant distribution date. If any preferred securities are not in book-entry form, the record date for the preferred securities will be the date 15 days prior to the relevant distribution date.

REDEMPTION

     REDEMPTION ON A REPAYMENT OR REDEMPTION OF THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, the property trustee must apply the proceeds from that repayment or redemption to redeem a like amount of the corresponding preferred securities. This redemption must be made upon not less than 30 nor more than 60 days notice to you. The redemption price will be equal to the aggregate liquidation preference of the preferred securities, plus accumulated and unpaid distributions on the preferred securities to the date of redemption and the related amount of any premium paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption."

     If less than all of any series of corresponding junior subordinated debentures are repaid or redeemed, then the proceeds from the repayment or redemption will be allocated to redeem a proportionate amount of each of the preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures repaid or redeemed will be allocated proportionately to the redemption of the preferred securities and the common securities.

     We must repay the principal of the corresponding junior subordinated debentures when they are due. In addition, we will have the right to redeem any series of corresponding junior subordinated debentures:

     - in whole or in part, subject to the conditions we describe under "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption," or

     - at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event, each as defined below, and subject to the further conditions we describe under "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption," or

     - as we may otherwise specify in the applicable prospectus supplement.

    REDEMPTION OR DISTRIBUTION UPON THE OCCURRENCE OF A TAX EVENT OR AN INVESTMENT COMPANY EVENT

     If an event occurs that constitutes a tax event or an investment company event we will have the right to:

     - redeem the corresponding junior subordinated debentures in whole, but not in part, and cause a mandatory redemption of the preferred securities and common securities in whole, but not in part, within 90 days following the occurrence of the tax event or an investment company event, or

     - terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

     If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debentures at the time that we exercise our right to elect to terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

     When we use the term "additional sums" in this prospectus we mean the additional amounts that may be necessary in order that the amount of distributions then due and payable by a trust on its outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

     When we use the term "tax event" we mean the receipt by the trust of an opinion of counsel experienced in those matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the trust issues the preferred securities, there is more than an insubstantial risk that:

     - the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures,

     - interest payable by us on the series of corresponding junior subordinated debentures is not, or within 90 days of the date of the opinion, will not be, deductible, in whole or in part, for United States federal income tax purposes, or

     - the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

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

     When we use the term "investment company event" we mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of preferred securities issued by the trust.

     When we use the term "like amount", we mean:

     - with respect to a redemption of any series of preferred securities, preferred securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the preferred securities, and

     - with respect to a distribution of corresponding junior subordinated debentures to you, as a holder of preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of your preferred securities.

     When we use the term "liquidation amount", we mean the stated amount of $25 per preferred security and common security.

     After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of preferred securities:

     - the series of preferred securities will no longer be deemed to be outstanding,

     - The Depositary Trust Company, which we refer to in this prospectus as "DTC," or its nominee, as the record holder of the series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon that distribution, and

     - any certificates representing the series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation preference of the series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of preferred securities until you present the certificates to the administrative trustees or their agent for transfer or reissuance.

     We can make no assurance as to what the market prices will be for the preferred securities or the corresponding junior subordinated debentures that may be distributed to you in exchange for your preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you purchase, or the corresponding junior subordinated debentures that you receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.

VOLUNTARY DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     If we so provide in the applicable prospectus supplement, we may elect, at any time, to terminate the trust and cause the corresponding junior subordinated debentures to be distributed to you, as a holder of the preferred securities, and us, as the holder of the common securities, in liquidation of the trust.

REDEMPTION PROCEDURES

     The trust will redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. The trust will make redemptions of the preferred securities and pay the redemption price only

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

to the extent that it has funds available for the payment of the redemption price. See also "-- Subordination of Common Securities."

     If a trust gives notice to you of redemption of your preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See "-- Book-Entry Issuance."

     If the preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price to you and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates.

     The trust will pay any distributions payable on or prior to the redemption date for any preferred securities called for redemption to you on the relevant record dates for the distribution. If the trust has given notice of redemption and has deposited the required funds, then upon the date of the deposit, all your rights will cease, except your right to receive the redemption price, without interest on that redemption price, and your preferred securities will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day, and without any interest or other payment on account of the delay. However, if the business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under "Description of Guarantee", distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law, including United States federal securities law, we or our subsidiaries may at any time purchase outstanding preferred securities by tender, in the open market or by private agreement.

     The trust will make payment of the redemption price on the preferred securities and any distribution of corresponding junior subordinated debentures to the applicable record holders as they appear on the register for the preferred securities on the relevant record date. This date will generally be one business day prior to the relevant redemption date or liquidation date. However, if any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be the date 15 days prior to the redemption date or liquidation date.

     If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed will be allocated proportionately among the preferred securities and the common securities. The property trustee will select the particular preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption, by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions, equal to $25 or an integral multiple of $25, of the liquidation amount of preferred securities. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed.

SUBORDINATION OF COMMON SECURITIES

     The trust will make payment of distributions, any additional amounts and the redemption price on the preferred securities and common securities proportionately based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a debenture event of default exists, the trust will not make any payment on the common securities unless

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

payment in full in cash of all accumulated and unpaid distributions, any additional amounts and the full amount of the redemption price on all of the outstanding preferred securities of the trust, has been made or provided for. The property trustee will apply all available funds first to the payment in full in cash of all distributions on the preferred securities then due and payable.

     If any event of default resulting from a debenture event of default exists, we as holder of the common securities of the trust will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect of all those events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf, as a holder of the preferred securities, and not on our behalf as holder of the common securities, and only you acting with the other holders will have the right to direct the property trustee to act on your behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Each trust will automatically terminate upon expiration of its term or the redemption of all of the preferred securities of the trust. In addition, we will terminate the trust on the first to occur of:

     - our bankruptcy, dissolution or liquidation,

     - the distribution of a like amount of corresponding junior subordinated debentures to the holders of its preferred securities and common securities, and

     - the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

     If an early termination occurs as described in the clauses above, the trustees will liquidate the trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the preferred securities and common securities a like amount of corresponding junior subordinated debentures. If the property trustee determines that this distribution is not practical, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment. We refer to this liquidation amount in this prospectus as the "liquidation distribution." If the trust can make the liquidation distribution only in part because it has insufficient assets available to pay the full aggregate liquidation distribution, then it will pay the amounts on a proportionate basis. We, as the holder of the common securities, will be entitled to receive distributions upon any liquidation proportionately with you, and the other holders of the preferred securities, except that if an event exists that constitutes a debenture event of default, the preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early termination occurs as described in the third clause above, the corresponding junior subordinated debentures may be subject to optional redemption in whole, but not in part.

EVENTS OF DEFAULT; NOTICE

     Under the terms of the form of trust agreement, each of the following constitutes an event of default for a series of preferred securities:

     - the occurrence of a debenture event of default under the junior subordinated indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"),

     - default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days,

     - default by the property trustee in the payment of any redemption price of the preferred securities or common securities when it becomes due and payable,

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

     - default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of the default or breach for a period of 60 days after there has been given to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under such trust agreement, or

     - the bankruptcy or insolvency of the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

     Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.

     If a debenture event of default then exists, the preferred securities will have a preference over the common securities upon termination of the trust. See "-- Liquidation Distribution Upon Termination."

     The existence of an event of default does not entitle you to accelerate the maturity.

REMOVAL OF TRUSTEES

     Unless a debenture event of default then exists, the holder of the common securities may remove any trustee. If a debenture event of default then exists the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee and the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees. These voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an event of default then exists, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may be located, we, as the holder of the common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee. These persons will have the powers provided in the instrument of appointment, and we may vest in that person or persons any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default exists, the property trustee alone will have power to make that appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of such trustee under the trust agreements, provided that the corporation is otherwise qualified and eligible.

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

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUSTS

     A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.

     A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state. However, the following conditions must be satisfied:

     - the successor entity must either:

        - expressly assume all of the obligations of the trust relating to the preferred securities, or

        - substitute for the preferred securities other securities having substantially the same terms and the same ranking as the preferred securities,

     - we must expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures,

     - the successor securities must be listed, or any successor securities must be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed,

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease must not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease must not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect,

     - the successor entity must have a purpose identical to that of the trust,

     - prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we must have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

        - the merger, consolidation, amalgamation, replacement conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect, and

        - following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and

     - we or any permitted successor or assignee must own all of the common securities of the successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

     However, a trust must not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, you will have no voting rights.
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

     We and the trustees may amend a trust agreement without your consent:

     - to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement, or

     - to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

     However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of the holders of the preferred securities or our interests, as the holder of the common securities. Any amendments of the trust agreement will become effective when notice is given to you and us.

     We and the trustees may also amend a trust agreement with:

     - the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding preferred securities and common securities, and

     - receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees under the amendment will not affect the status of the trust as a grantor trust for federal income tax purposes or its exemption from the status of an "investment company" under the Investment Company Act.

     Without both your and our consent a trust agreement may not be amended to:

     - change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution of the preferred securities and common securities as of a specified date, or

     - restrict your or our right to institute suit for the enforcement of any payment on or after that date.

     So long as any corresponding junior subordinated debentures are held by the property trustee, the trustees may not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures,

     - waive any past default that is waiveable under specified sections of the junior subordinated indenture,

     - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable, or

     - consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where that consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected by the consent, no consent may be given by the property trustee without the prior consent of each holder of the corresponding preferred securities.

     The trustees may not revoke any action previously authorized or approved by a vote of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify you of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the approval of the holders of the preferred securities prior to taking any of these
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

actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.

     Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for that purpose or through a written consent. The property trustee will cause a notice of any meeting at which you are entitled to vote, or of any matter upon which action by written consent is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

     Your vote or consent is not required for a trust to redeem and cancel the preferred securities under the applicable trust agreement.

     Any preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, will, for purposes of a vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depositary which will hold the global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

     - by the depositary to its nominee,

     - by a nominee of the depositary to the depositary or another nominee, or

     - by the depositary or any nominee to a successor depositary, or any nominee of the successor.

     We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

    BENEFICIAL INTERESTS IN A GLOBAL PREFERRED SECURITY

     If we issue a global preferred security, the depositary for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

     So long as the depositary or its nominee is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

     - will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

     - will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

     - will not be considered the owner or holder of the preferred security under the trust agreement.

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

    PAYMENTS OF DISTRIBUTIONS

     We will pay distributions on global preferred securities to the depositary that is the registered holder of the global security, or its nominee. The depositary for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

    ISSUANCE OF INDIVIDUAL PREFERRED SECURITIES

     Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.

     Further, we may specify that you may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $25 and integral multiples of $25.

PAYMENT AND PAYING AGENCY

     The trust will make payments on the preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. However, if any preferred securities are not held by DTC, the trust will make the payments by check mailed to the address of the holder entitled to the payment as shown on the register. Unless we state otherwise in the applicable prospectus supplement, the paying agent will initially be the property trustee, together with any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days' written notice to the property trustees and us. If the property trustee ceases to be the paying agent, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.

REGISTRAR AND TRANSFER AGENT

     Unless we state otherwise in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

     The trust will register transfers of preferred securities without charge, but upon your payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register the transfer of its preferred securities after the preferred securities have been called for redemption.

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

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, unless an event of default then exists, will be required to perform only those duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default then exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us. If it is not so directed, the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred securities and the holder of the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The trust agreements authorize and direct the administrative trustees to operate the related trusts in such a way that the trust will not be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation for federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as our indebtedness for United States federal income tax purposes. We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred securities.

     You have no preemptive or similar rights as a holder of preferred securities. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

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

                            DESCRIPTION OF GUARANTEE

     At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a guarantee for your benefit, as a holder of the preferred securities. The Wilmington Trust Company will act as indenture trustee under the guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee will be qualified as an indenture under the Trust Indenture Act.

     The following description of the terms of the guarantee is a summary. It summarizes only those portions of the guarantee which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the guarantee, and not this summary, which defines your rights. There may be other provisions in the guarantee which are also important to you. You should read the guarantee itself for a full description of its terms. The guarantee is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the guarantee. When we refer in this summary to preferred securities, we mean the preferred securities issued by a trust to which the guarantee relates.

GENERAL TERMS OF THE GUARANTEE

     We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

     The following payments, which we refer to in this prospectus as the "guarantee payments," to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

     - any accumulated and unpaid distributions required to be paid to you on the related preferred securities, to the extent that the trust has funds available for the payments,

     - the redemption price for any preferred securities called for redemption, to the extent that the trust has funds available for the payments, or

     - upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding junior subordinated debentures are distributed to you, the lesser of:

        - the liquidation distribution, and

        - the amount of assets of the trust remaining available for distribution to you.

     Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.

     The guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.

     If we do not make interest payments on the corresponding junior subordinated debentures held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments. The guarantee will rank subordinate and junior in right of payment to all senior debt. See "-- Status of Guarantee."

     As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should rely only on our assets for payments we owe. The payment of dividends by our insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which those subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

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

     Unless we state otherwise in the applicable prospectus supplement, the guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional senior debt.

     We have, through the guarantee, the trust agreement, the junior subordinated debentures, the junior subordinated indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trust under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEE

     The guarantee will constitute an unsecured obligation of The Hartford Financial Services Group, Inc. and will rank subordinate and junior in right of payment to all its senior debt.

     Unless we state otherwise in the applicable prospectus supplement, the guarantee of a series of preferred securities will rank equally with the guarantees relating to all other series of preferred securities that we may issue. The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The property trustee of the related trust will hold the guarantee for your benefit. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the corresponding junior subordinated debentures to you.

AMENDMENTS AND ASSIGNMENT

     We may not amend the guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of Trust Agreement."

     All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate and be of no further force and effect:

     - upon full payment of the redemption price of the related preferred securities,

     - upon full payment of the amounts payable upon liquidation of the related trust, or

     - upon distribution of corresponding junior subordinated debentures to the holders of the preferred securities.

The guarantee will continue to be effective or will be reinstated if at any time you must restore payment of any sums paid under the preferred securities or the guarantee.

GOVERNING LAW

     The guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

     Under an expense agreement entered into by us, we will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to you the amounts due to you under the terms of the preferred securities.

          DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The corresponding junior subordinated debentures are to be issued in one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of the related preferred securities. See "Description of Junior Subordinated Debentures."

     The following description of the terms of the corresponding junior subordinated debentures and the junior subordinated indenture is a summary. It summarizes only those portions of the junior subordinated indenture which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the form of the junior subordinated indenture itself for a full description of its terms. The junior subordinated indenture is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated indenture.

GENERAL TERMS OF THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     At the same time a trust issues preferred securities, the trust will invest the proceeds from the sale and the consideration paid by us for the common securities in a series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities plus our investment in the common securities and, unless we state otherwise in the applicable prospectus supplement, will rank equally with all other series of corresponding junior subordinated debentures. The corresponding junior subordinated debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all our senior debt. See "Description of Junior Subordinated Debentures -- Subordination" and the prospectus supplement relating to any offering of related preferred securities.

OPTIONAL REDEMPTION

     Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem the corresponding junior subordinated debentures on any interest payment date, in whole or in part. Unless we state otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to any accrued and unpaid interest to the date fixed for redemption, plus the greater of:

     - the principal amount of the debentures, and

     - an amount equal to the discounted remaining fixed amount payments. See "Description of Junior Subordinated Debentures -- Redemption."

     If a tax event or an investment company event exists, we may, at our option, redeem the corresponding junior subordinated debentures on any interest payment date falling within 90 days of the occurrence of the tax event or investment company event, in whole but not in part, subject to the provisions of the junior subordinated indenture. The redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     For so long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debentures, the trust will use the proceeds of any redemption to redeem the corresponding preferred securities. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of the series for all interest periods terminating on or prior to the redemption date.

COVENANTS OF THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     We will covenant in the junior subordinated indenture for each series of corresponding junior subordinated debentures that we will pay additional sums to the trust, if:

     - the trust that has issued the corresponding series of preferred securities and common securities is the holder of all of the corresponding junior subordinated debentures,

     - a tax event exists, and

     - we have not redeemed the corresponding junior subordinated debentures or terminated the trust.

     We will also covenant, for each series of corresponding junior subordinated debentures, that we and our subsidiaries will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock, or

     - make any payment of principal of, interest or premium, if any, on or repay or repurchase or redeem any debt securities, including other corresponding junior subordinated debentures, that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

     - dividends or distributions on our common stock,

     - redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

     - payments under any guarantee of preferred securities,

if at that time:

     - there has occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an "event of default" under the junior subordinated indenture for that series of corresponding junior subordinated debentures which we have not taken reasonable steps to cure,

     - we are in default on our payment of any obligations under the related guarantee, or

     - we have given notice of our selection of an extension period as provided in the junior subordinated indenture for that series of corresponding junior subordinated debentures and have not rescinded that notice, or the extension period, or any extension, is continuing.

     We will also covenant, for each series of corresponding junior subordinated debentures:

     - to maintain, by ourselves or our permitted successors, directly or indirectly 100% ownership of the common securities of the trust to which corresponding junior subordinated debentures have been issued,

     - not to voluntarily terminate, wind-up or liquidate any trust, except in connection with a distribution of corresponding junior subordinated debentures to you in liquidation of the trust, or in connection with mergers, consolidations or amalgamations permitted by the related trust agreement, and

     - to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain a business trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

     RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
                   SUBORDINATED DEBENTURES AND THE GUARANTEES

     As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, these payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because:

     - the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding preferred securities and corresponding common securities,

     - the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the corresponding preferred securities,

     - we will pay for all and any costs, expenses and liabilities of the trust except the obligations of the trust to holders of its preferred securities under the preferred securities, and

     - each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

     We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions, to the extent set forth under "Description of Guarantee."

     Taken together, our obligations under each series of junior subordinated debentures, the junior subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the trust will not pay distributions or other amounts due on its preferred securities.

     Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made or are making a payment under the related guarantee.

     You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

     The preferred securities of each trust evidence your rights to the benefits of the trust. Each trust exists for the sole purpose of issuing its preferred securities and common securities, investing the proceeds from the sale of such securities in corresponding junior subordinated debentures and related purposes.

     A principal difference between your rights as a holder of a preferred security and the rights of a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture will accrue, and, subject to the permissible extension of the interest period, is entitled to receive, interest on the principal amount of corresponding junior subordinated debentures held, while you are only entitled to receive distributions if and to the extent the trust has funds available for the payment of those distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, you will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Preferred
Securities -- Liquidation Distribution Upon Termination."

     Upon any voluntary or involuntary liquidation or bankruptcy of The Hartford Financial Services Group, Inc., the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor. In this case, the property trustee would be subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, your position as a holder of the preferred securities and the position of a holder of the corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of our company would be substantially the same.

     A default or event of default under any senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, senior debt, the subordination provisions of the junior subordinated indenture provide that we may not make payments on the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default under the senior debt has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus through agents, underwriters, dealers or directly to purchasers.

     Agents who we designate may solicit offers to purchase the securities.

     - We will name any agent involved in offering or selling securities, and any commissions that we will pay to the agent, in our prospectus supplement.

     - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of the securities that they offer or sell.

     We may use an underwriter or underwriters in the offer or sale of our securities.

     - If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

     - We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

     - The underwriters will use our prospectus supplement to sell the securities.

     We may use a dealer to sell the securities.

     - If we use a dealer, we, as principal, will sell the securities to the dealer.

     - The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

     We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

     - We will describe in our prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

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

                                 LEGAL OPINIONS

     Unless we state otherwise in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by Katherine Vines Trumbull, our Vice President and Corporate Secretary, and for the trusts by Richards, Layton & Finger, special Delaware counsel to the trusts and for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

                                    EXPERTS

     The audited consolidated financial statements and schedules of The Hartford Financial Services Group, Inc. and subsidiaries incorporated by reference in this prospectus and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein and in the Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for derivatives and hedging activities and the change in the method of accounting for recognition of interest income and impairment on purchased and retained beneficial interests in securitized financial assets as discussed in Note 1(b) to the financial statements.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the Securities and Exchange Commission allow us to omit some of the information about The Hartford Financial Services Group, Inc. In addition, we file reports, proxy statements and other information with the Securities and Exchange Commission. This information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

     - Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; or

     - Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60611.

COPIES OF THIS MATERIAL CAN BE OBTAINED AT PRESCRIBED RATES FROM THE PUBLIC REFERENCE SECTION OF THE SECURITIES AND EXCHANGE COMMISSION AT ROOM 1024, 450 FIFTH STREET, N.W., JUDICIARY PLAZA, WASHINGTON, D.C. 20549. THE MATERIAL MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SECURITIES AND EXCHANGE COMMISSION'S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV.

     Our common stock is listed on the New York Stock Exchange, Inc. You can also inspect reports and other information concerning us at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

     The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. This prospectus incorporates by reference the documents listed below.

     - Our Annual Report on Form 10-K for the year ended December 31, 2001,

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002,

     - Our Current Report on Form 8-K filed on March 20, 2002; our Current Report on Form 8-K filed on March 26, 2002 (as amended by the Form 8-K/A (Amendment No. 1), filed on March 29, 2002 and Form 8-K/A (Amendment No.
       2), filed on May 17, 2002); our Current Report on Form 8-K filed on April 16, 2002; and our Current Report on Form 8-K filed on April 23, 2002,

     - Description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated September 18, 1995 (as amended by the Form 8-A/A filed on November 15,
       1995), and

     - all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Hartford Financial Services Group, Inc., Hartford Plaza, Hartford, Connecticut 06115, Attention: Katherine Vines Trumbull, Secretary (Telephone: 860-547-5000).

                            ------------------------

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Hartford Financial Services Group, Inc., or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Hartford Financial Services Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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

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                             6,000,000 EQUITY UNITS

              (INITIALLY CONSISTING OF 6,000,000 CORPORATE UNITS)

                              [THE HARTFORD LOGO]

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                                6% EQUITY UNITS

              ---------------------------------------------------

                             PROSPECTUS SUPPLEMENT

                               SEPTEMBER 9, 2002
              ---------------------------------------------------

                          Joint Book-running Managers

BANC OF AMERICA SECURITIES LLC        MORGAN STANLEY        SALOMON SMITH BARNEY

                               ------------------

                           A.G. EDWARDS & SONS, INC.
                          EDWARD D. JONES & CO., L.P.
                              GOLDMAN, SACHS & CO.
                              MERRILL LYNCH & CO.
                                  UBS WARBURG

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